UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
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Twenty-First Century Fox, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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November 14, 2018 at 10:00 a.m. (Pacific Time)

Zanuck Theatre at Fox Studios

10201 West Pico Boulevard, Los Angeles, California 90035

Twenty-First Century Fox, Inc. 1211 Avenue of the Americas New York, New York, 10036 (212) 852-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 14, 2018

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Twenty-First Century Fox, Inc. (the “Company”) will be held on November 14, 2018 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. Registration will close ten minutes before the meeting begins. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

At the Annual Meeting, stockholders will be asked to:

•	elect the 11 Directors identified in this proxy statement to the Board of Directors;

•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019;

•	approve, on an advisory basis, executive compensation;

•	consider a stockholder proposal for the Board of Directors to adopt a recapitalization plan to eliminate the Company’s dual class capital structure; and

•	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Company’s proxy statement. While all of the Company’s stockholders are invited to attend the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock at the close of business on September 17, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

Important Information for Holders of Class B Common Stock

It is important that your shares of the Company’s Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

If you plan to attend the Annual Meeting in person, you must be a stockholder on the record date of September 17, 2018 and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can print your own ticket and you must bring it to the meeting to gain access. Tickets can be printed by accessing Shareholder Meeting Registration at www.ProxyVote.com and following the instructions provided (you will need the 16 digit number included on your WHITE proxy card or voter instruction form). If you are unable to print your ticket, please contact the Corporate Secretary at 1-212-852-7000. Requests for admission tickets will be processed in the order in which they are received and must be submitted no later than 11:59 p.m. (Eastern Time) on November 9, 2018. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. If you received your Annual Meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. If you are attending the Annual Meeting in person, you will be required to present valid, government-issued photo identification, such as a driver’s license or passport, and an admission ticket to be admitted to the Annual Meeting.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. Registration will close ten minutes before the meeting begins. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

The Annual Meeting will be audiocast live on the Internet at www.21cf.com/investor-relations/annual-meeting-information.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials and the Company’s annual report, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please go to www.21cf.com/investor/ElectronicDelivery/ and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps lower the Company’s costs and reduce the amount of paper mailed to your home.

Laura A. Cleveland

Senior Vice President and

Corporate Secretary

New York, New York

September 28, 2018

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF THE COMPANY’S CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

GENERAL

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Twenty-First Century Fox, Inc. (the “Company” or “21st Century Fox”) of proxies for use at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 14, 2018 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035 and at any adjournment or postponement thereof.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. Registration will close ten minutes before the meeting begins. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

This proxy statement is first being made available to stockholders on or about September 28, 2018. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock.

Record Date

The Board has fixed the close of business on September 17, 2018 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy (the “Record Date”). If the Annual Meeting is adjourned or postponed, notice of such adjournment or postponement will be provided to all stockholders of record entitled to vote at the Annual Meeting in accordance with applicable law and the Company’s Amended and Restated By-laws (the “By-laws”).

Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 798,520,953 shares of Class B Common Stock outstanding and entitled to vote held by approximately 6,332 holders of record. Each share of Class B Common Stock held as of the Record Date is entitled to one vote per share on all matters to be presented at the Annual Meeting. A list of the stockholders of record entitled to vote as of the Record Date will be available at the Annual Meeting and at the Company’s principal executive offices during the ten days prior to the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record of Class B Common Stock as of the Record Date, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. However, since you are not the stockholder of record, you may not vote these shares of Class B Common Stock in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record (i.e., your broker, bank or nominee) giving you the right to vote such shares.

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GENERAL

Internet Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

The Company intends to commence distribution of the Notice of Internet Availability to stockholders on or about September 28, 2018.

The Company will first make available the proxy solicitation materials at www.proxyvote.com on or about September 28, 2018 to all stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2018 annual report to stockholders will be made available at the same time and by the same methods.

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the proxy statement for the current year or future years should be directed to the Corporate Secretary at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies of this proxy statement may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact the Corporate Secretary to request that only a single copy of the proxy statement be mailed in the future.

Voting and Submission of Proxies

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2 and 3, and “AGAINST” Proposal 4 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Annual Meeting. If your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such

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shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting and vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Revocation of Proxies

A proxy may be changed or revoked by a stockholder at any time prior to the voting at the Annual Meeting:

•	if you are a holder of record of Class B Common Stock, by notifying in writing our Corporate Secretary, Laura A. Cleveland, at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036;

•	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);

•	by submitting a later-dated proxy card;

•	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Attending the Annual Meeting in Person

While all of the Company’s stockholders are invited to attend the Annual Meeting, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting and vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you plan to attend the Annual Meeting in person, you must be a stockholder on the record date of September 17, 2018 and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can print your own ticket and you must bring it to the meeting to gain access. Tickets can be printed by accessing Shareholder Meeting Registration at www.ProxyVote.com and following the instructions provided (you will need the 16 digit number included on your WHITE proxy card or voter instruction form). If you are unable to print your ticket, please contact the Corporate Secretary at 1-212-852-7000. Requests for admission tickets will be processed in the order in which they are received and must be submitted no later than 11:59 p.m. (Eastern Time) on November 9, 2018. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. If you received your Annual Meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. If you are attending the Annual Meeting in person, you will be required to present valid, government-issued photo identification, such as a driver’s license or passport, and an admission ticket to be admitted to the Annual Meeting.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. Registration will close ten minutes before the meeting begins. If you do not provide an admission ticket and government-issued photo

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GENERAL

identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 852-7000 or send an email to 2018AnnualMeeting@21cf.com and identify your specific need no later than November 9, 2018.

The Annual Meeting will be audiocast live on the Internet at www.21cf.com/investor-relations/annual-meeting-information.

Required Vote

Quorum. In order for the Company to conduct the Annual Meeting, the holders of a majority of the Class B Common Stock outstanding and entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting if you are unable to attend and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

Election of Directors. In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. If you do not instruct your broker, bank or other nominee how to vote in the election of Directors, no votes will be cast on your behalf. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the 11 Director nominees at the Annual Meeting will be an uncontested election.

Ratification of Independent Registered Public Accounting Firm. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the votes cast on this proposal.

Advisory Vote on Executive Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” executive compensation.

Vote on the Stockholder Proposal. We will consider the proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.

Other Items. Under the Company’s By-laws and the NASDAQ Stock Market (“NASDAQ”) listing rules, approval of each other proposal to be voted upon at the Annual Meeting requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to any proposal and broker non-votes will not be counted as a vote cast “FOR” or “AGAINST” that proposal.

All shares of Class B Common Stock represented by properly executed proxies which are submitted or returned and not revoked will be voted in accordance with your instructions. If no instructions are provided in a properly executed proxy, the number of shares of Class B Common Stock represented by such proxy will be voted:

•	“FOR” the election of each of the Director nominees;

•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019;

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•	“FOR”, on an advisory basis, the approval of executive compensation;

•	“AGAINST”, on an advisory basis, the stockholder proposal for the Board to adopt a recapitalization plan to eliminate the Company’s dual class capital structure; and

•	in accordance with the holder of the proxy’s discretion as to any other matters raised at the Annual Meeting.

A representative of American Election Services, LLC has been appointed to act as independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

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PROXY SUMMARY

We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

2018 Business Highlights

Disney Transaction/Separation of New Fox

On December 13, 2017, the Company entered into a definitive merger agreement (the “Original Merger Agreement”) with The Walt Disney Company (“Disney”) pursuant to which Disney would acquire the Company, including the Twentieth Century Fox Film and Television studios and certain cable and international TV businesses. Prior to the acquisition by Disney, the Company would separate the Fox News Channel, Fox Business Network, FOX Broadcasting Company, Fox Television Stations Group, FS1, FS2, Fox Deportes, Big Ten Network and certain other assets and liabilities into a newly formed subsidiary (“New Fox”) and distribute all of the issued and outstanding common stock of New Fox to the Company’s stockholders on a pro rata basis. On June 20, 2018, the Company entered into an amended and restated merger agreement with Disney, TWDC Holdco 613 Corp. (“New Disney”), a newly formed subsidiary of Disney, and certain other subsidiaries of Disney (the “Disney Merger Agreement”), which amends and restates the Original Merger Agreement in its entirety and pursuant to which Disney agreed to acquire for a higher price of $38 per share in either cash or shares of Disney common stock (subject to adjustment as described in the Disney Merger Agreement) the same businesses noted above. We refer to the foregoing collectively as the “Transaction”.

On June 27, 2018, the Antitrust Division of the U.S. Department of Justice announced that it cleared the Transaction. The Company, Disney and the U.S. Department of Justice have entered into a consent decree that allows the Transaction to proceed, while requiring New Disney and the Company to sell the Fox Sports Regional Networks within 90 days following the closing of the Transaction, which consent decree is subject to court approval. At separate special meetings of stockholders on July 27, 2018, the Company’s stockholders adopted the Amended and Restated Merger Agreement, Disney’s stockholders approved the stock issuance, and each company’s stockholders adopted or approved the other proposals voted on at the special meetings.

The consummation of the Transaction remains subject to various conditions, including among others, (i) the consummation of the separation of New Fox, (ii) the receipt of certain tax opinions with respect to the treatment of the transaction under U.S. and Australian tax laws, and (iii) the receipt of certain regulatory approvals and governmental consents. The Transaction is expected to be completed in the first half of calendar year 2019.

The Transaction unlocked enormous value for stockholders — the Company’s stock price increased by approximately 75% during fiscal 2018, significantly ahead of both 12% average growth for the S&P 500 and a 10% average decline for our media peers over the same period.

Other Business Developments

•

The strength of the Company’s domestic and international cable brands led to double-digit affiliate growth in every quarter of fiscal 2018 with domestic growth driven by pricing strength while maintaining our overall level of subscribers, including distribution on all emerging virtual multi-channel video programming distributor (“MVPD”) platforms.

•

Fox News Channel dominated the cable news landscape maintaining its position as the number one network on basic cable in both Prime and Total Day; Fox Business Network achieved its highest rated year ever.

•

20th Century Fox’s films led the industry in awards season, both in nominations and wins, earning six Academy Awards, including Best Picture for The Shape of Water, and seven Golden Globe Awards, following 27 nominations in both instances, the most of any studio and ended the year with the strong theatrical success of Deadpool 2.

•	FOX Sports was the leader in live events in 2017 with 256 billion minutes of live sports viewing, 17% more than its nearest competitor.

•	The Company successfully negotiated and acquired key domestic sports rights, including National Football League’s Thursday Night Football and WWE’s SmackDown Live for Fox Sports.

•

FOX Broadcasting Company ended the broadcast season with increased cross-platform entertainment viewership on the strength of four of the top eight new dramas of the season including 9-1-1, The Orville, The Resident and The Gifted.

•

STAR India secured Indian Premier League’s (”IPL”) Global Media and Digital broadcast rights and, aided by the inaugural broadcast of the IPL, further penetration of its Hotstar platform and continued general entertainment growth, nearly doubled its profit contributions year over year.

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•	Twenty Century Fox Television production studio produced four of the top ten new dramas this past season and three shows that were No. 1 on their respective networks.

•	Net cash provided by operating activities was $4.2 billion.

Executive Compensation Matters

The Company seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. Several important features of our executive compensation program are:

•

The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both the short-term and long-term growth for stockholders.

•

Pay is based on performance. Approximately 85% of the Chief Executive Officer’s and on average 76% of the other named executive officers’ fiscal 2018 target total direct compensation, excluding compensation awarded in connection with the Transaction, was “at-risk” and dependent upon performance.

•

The compensation awarded to our named executive officers in connection with the Transaction aims to support the retention of named executive officers who are critical to the completion of the Transaction and the delivery of Company performance.

•

The Company’s annual bonus and long-term incentive programs for its named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon individual and group contributions and the achievement of target financial performance. The performance-based long-term incentive program, other than for the fiscal 2016-2018 performance period due to the modification in connection with the Transaction as described in the Compensation Discussion & Analysis, relies on multiple pre-set, three-year financial performance metrics.

•

The Compensation Committee approves in advance the framework for the annual bonus, including a determination at the beginning of the performance period of performance levels for the achievement of the financial performance metric upon which two-thirds of the annual bonus is based. These performance levels and corresponding payout opportunities as a percentage of the financial performance portion of the annual bonus were disclosed in the Company’s proxy statement for the prior fiscal year.

•

The Company has strong governance policies related to executive compensation. The Compensation Committee is comprised entirely of independent Directors. In addition, the Company’s compensation programs include risk mitigation features, such as Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ bonus compensation. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

•	The Compensation Committee maintains stock ownership guidelines which apply to the Company’s named executive officers.

•

The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all executive officers and directors from pledging any Company securities that they hold directly or unvested equity compensation.

The “Compensation Discussion and Analysis” begins on page 29 and the Fiscal 2018 Summary Compensation Table and other related tables and disclosure begins on page 46.

2018 Proxy Statement	7

Meeting Agenda Items

Proposal No. 1: Election of Directors

Stockholders are being asked to elect 11 Directors. Each of the current Directors is standing for re-election to hold office until the next annual meeting or until his or her successor is duly elected and qualified. The following table summarizes information about our Director Nominees. For detailed biographical information, please see page 10, “Proposal No. 1”.

	Director Since			Committee Memberships
Director		Occupation	Independent	A	C	NCG
K. Rupert Murdoch AC	1979	Executive Chairman, 21st Century Fox
Lachlan K. Murdoch	1996	Executive Chairman, 21st Century Fox
Delphine Arnault	2013	Executive Vice President, Louis Vuitton Malletier
James W. Breyer	2011	Founder and Chief Executive Officer, Breyer Capital			Chair
Chase Carey	2009	Vice Chairman, 21st Century Fox Chairman and Chief Executive Officer, Formula 1
David F. DeVoe	1990	Senior Advisor, 21st Century Fox
Sir Roderick I. Eddington	1999	Chairman, Asia Pacific Advisory Council, J.P. Morgan		Chair
James R. Murdoch	2007	Chief Executive Officer, 21st Century Fox
Jacques Nasser AC	2013	Advisor, One Equity Partners				Chair
Robert S. Silberman	2013	Executive Chairman, Strategic Education, Inc.
Tidjane Thiam	2014	Chief Executive Officer, Credit Suisse Group AG

A = Audit Committee

C = Compensation Committee

NCG = Nominating and Corporate Governance Committee

Proposal No. 1 Recommendation: The Board unanimously recommends a vote

“FOR” the election of each of the nominees listed above.

8	2018 Proxy Statement

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2019. EY has audited the books and records of the Company since the fiscal year ended June 30, 2002. For a detailed description of the fees paid to EY, please see page 21, “Proposal No. 2”. A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

Proposal No. 2 Recommendation: The Board unanimously recommends a vote

“FOR” the proposal to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019.

Proposal No. 3: Advisory Vote on Executive Compensation

The Company is asking its stockholders to indicate their support for the Company’s compensation of its named executive officers. The Company holds this vote, commonly known as a “say on pay” vote, on an annual basis.

Proposal No. 3 Recommendation: The Board unanimously recommends an advisory vote

“FOR” the approval of the compensation of our named executive officers.

Proposal No. 4: Stockholder Proposal

A proposal for the Board to adopt a recapitalization plan to eliminate the Company’s dual class capital structure. For the Board’s statement in opposition to Proposal No. 4, please see page 23.

Proposal No. 4 Recommendation: The Board unanimously recommends a vote

“AGAINST” this stockholder proposal.

2018 Proxy Statement	9

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The following table lists the nominees for election as Directors under Proposal 1. Each Director nominated in Proposal 1, if elected, is to hold office until the next annual meeting or until his or her successor is duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominee. The ages shown are as of September 28, 2018. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

K. Rupert Murdoch AC Age: 87 Director Since: 1979

K. Rupert Murdoch AC has been Executive Chairman of the Board since 2015 after serving as Chief Executive Officer of the Company from 1979 to 2015 and its Chairman since 1991. Mr. K.R. Murdoch serves as Executive Chairman of Fox News Channel and Fox Business Network, each a subsidiary of the Company. He also has served as the Executive Chairman of News Corporation (“News Corp”) since 2012. Mr. K.R. Murdoch is the father of Messrs. J.R. Murdoch and L.K. Murdoch.

Mr. K.R. Murdoch has been the driving force behind the evolution of the Company from the single, family-owned Australian newspaper he took over in 1953 to the global public media and entertainment company it is today. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s history and provides strong operational leadership and broad strategic vision for the Company.

Lachlan K. Murdoch Age: 47 Director Since: 1996

Lachlan K. Murdoch has been Executive Chairman of the Board since 2015 after serving as Co-Chairman since 2014. He has served as a Director of the Company since 1996. Mr. L.K. Murdoch has served as Executive Chairman of Nova Entertainment, an Australian media company, since 2009. He has served as the Executive Chairman of Illyria Pty Ltd, a private company, since 2005. Mr. L.K. Murdoch served as a Director of Ten Network Holdings Limited, an Australian media company, from 2010 to 2014 and as its Non-Executive Chairman from 2012 to 2014, after serving as its Acting Chief Executive Officer from 2011 to 2012. He has served as a Director of News Corp since 2013 and as its Co-Chairman since 2014. Mr. L.K. Murdoch served as an advisor to the Company from 2005 to 2007, and served as its Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. J.R. Murdoch.

Mr. L.K. Murdoch brings a wealth of knowledge regarding the Company’s operations, as well as management and strategic skills, to the Board. With his extensive experience serving in several senior leadership positions within the Company, including currently as Executive Chairman and previously as Deputy Chief Operating Officer, as well as his extensive expertise in the media industry, Mr. L.K. Murdoch offers the Board strong leadership in developing global strategies and guiding the overall corporate agenda.

Delphine Arnault Age: 43 Director Since: 2013

Delphine Arnault has been a Director of the Company since 2013. Ms. Arnault has been Executive Vice President of Louis Vuitton Malletier since 2013. She served as Deputy General Manager at Christian Dior Couture from 2008 to 2013 and has served as a Director since 2012 of Christian Dior SE. She was a consultant at McKinsey & Company before joining Christian Dior Couture in 2001. Ms. Arnault has served as a Director of LVMH Moët Hennessy—Louis Vuitton SE (“LVMH”) since 2003 and of several of LVMH’s subsidiaries including Loewe SA, Emilio Pucci Srl, Château Cheval Blanc, Repossi and Céline and, until 2017, Les Échos. She has also served as a Director of Havas SA since 2013 and Ferrari N.V. since 2016. She served as a Director of M6—Metropole Television SA from 2009 to 2018.

Ms. Arnault’s career at LVMH has given her significant experience in business strategy, product development and brand management. She offers the Board a valuable international perspective and strong leadership skills.

10	2018 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

James W. Breyer Age: 57 Director Since: 2011

James W. Breyer has been a Director of the Company since 2011 and serves as the Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Breyer is the Founder and Chief Executive Officer of Breyer Capital, a global diversified investment firm, and was a Partner of Accel Partners, a venture capital firm, from 1987 to 2016. Mr. Breyer has been an active investor in China for over a decade and is an outside advisor to and an investor in IDG Capital’s China investment funds. Mr. Breyer was elected as a fellow in 2013 to the join the Harvard Corporation, the University’s senior governing body. He has served as a Director of The Blackstone Group L.P. since 2016. He previously served as a Director of Etsy, Inc. from 2008 to 2016, a Director of Dell Inc. from 2009 to 2013, a Director of Facebook, Inc. from 2005 to 2013, a Director of Wal-Mart Stores, Inc. from 2001 to 2013, a Director of Model N, Inc. from 2000 to 2013 and a Director of Brightcove Inc. from 2005 to 2013.

As a venture capitalist and an investor in a diverse portfolio of companies, including numerous consumer Internet, media, and technology companies, Mr. Breyer has significant experience in strategic planning and investment management. His entrepreneurial vision, investment expertise and in-depth knowledge of new and existing technologies offer valuable insight into industries relevant to the Company’s business operations.

Chase Carey Age: 64 Director Since: 2009

Chase Carey has been the Vice Chairman of the Board since July 2016. He has served as Chairman of Formula 1 since 2016 and Chief Executive Officer of Formula 1 since 2017. Mr. Carey previously served as a consultant to the Company from July 2016 to June 2018, as Executive Vice Chairman of the Company from July 2015 through June 2016 and as President and Chief Operating Officer of the Company and Deputy Chairman of the Board from 2009 through June 2015. Mr. Carey served the Company in numerous roles beginning in 1988, including as Co-Chief Operating Officer from 1996 to 2002, as a consultant from 2002 to 2003 and as a Director from 1996 to 2007. Mr. Carey served on the Supervisory Board of Sky Deutschland from 2010 to 2014 and served as its Chairman from 2010 to 2013. Since 2013, Mr. Carey has served as a Director of Sky plc (“Sky”), where he previously served as a Director from 2003 to 2008. He has served as a Director of Saban Capital Acquisition Corp. since 2016. Mr. Carey served as President and Chief Executive Officer and a Director of DIRECTV from 2003 to 2009.

As the Vice Chairman of the Company, Mr. Carey is a key advisor to the Company and its management team. He has a broad and deep understanding of the Company and its operations, having served in a variety of leadership positions within the Company and with its affiliates for 29 years. Mr. Carey brings valuable executive leadership experience to the Board, as well as unparalleled expertise in the media and satellite television industries. He also brings his experience of having served on the boards of other large public companies.

David F. DeVoe Age: 71 Director Since: 1990

David F. DeVoe has been a Director of the Company since 1990. Mr. DeVoe currently serves as a Senior Advisor of the Company. He served as the Company’s Chief Financial Officer from 1990 to 2013. Mr. DeVoe served as a Director of Sky from 1994 to 2015.

Mr. DeVoe has an extensive knowledge of the Company and its operations having served as the Chief Financial Officer of the Company for 23 years. Mr. DeVoe’s financial acumen and perspective offer the Board key insight into the business of the Company.

2018 Proxy Statement	11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Sir Roderick I. Eddington Age: 68 Director Since: 1999

Sir Roderick I. Eddington has been a Director of the Company since 1999 and the Lead Director since 2006, and serves as the Chairman of the Audit Committee and as a member of the Compensation Committee. From 2006 to 2017, Sir Roderick Eddington served as Non-Executive Chairman, Australia and New Zealand of J.P. Morgan where he currently serves as Chairman, Asia Pacific Advisory Council. He served as a Director and the Chief Executive of British Airways Plc from 2000 to 2005 and as the Managing Director of Cathay Pacific Airways from 1992 to 1996. Sir Roderick Eddington has been a Director of John Swire & Sons Pty Ltd since 1997, a Director of CLP Holdings Limited since 2006, and a Director of Lion Pty Ltd since 2011 and its Chairman since 2012. Sir Roderick Eddington served as a Director of Rio Tinto plc from 2005 to 2011.

As the former chief executive of a large public company, Sir Roderick Eddington brings to the Board and his role as Lead Director strong leadership and extensive business, strategic and operational experience. He is particularly knowledgeable and has extensive experience in the Asian and European markets, which are key markets for the Company. His experience as a Director at other large public companies is also a valuable resource for the Board.

James R. Murdoch Age: 45 Director Since: 2007

James R. Murdoch has been a Director of the Company since 2007 and its Chief Executive Officer since 2015 after serving as Co-Chief Operating Officer from 2014 to 2015. He previously served as the Deputy Chief Operating Officer and Chairman and CEO, International of the Company from 2011 to 2014, after serving as the Company’s Chairman and Chief Executive, Europe and Asia beginning in 2007. Mr. J.R. Murdoch was the Chief Executive Officer of Sky from 2003 to 2007. Mr. J.R. Murdoch has served as a Director of Sky since 2003 and has served as its Chairman since 2016 after previously serving as its Chairman from 2007 to 2012. He served on the Supervisory Board of Sky Deutschland from 2013 to 2015 and served as its Chairman from 2013 to 2014. Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of the Company, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of the Company, and served as a member of the Board from 2000 to 2003. He has served as a Director of News Corp since 2013 and a Director of Tesla, Inc. since 2017. Mr. J.R. Murdoch served as a Director of GlaxoSmithKline plc from 2009 to 2012 and as a Director of Sotheby’s from 2010 to 2012. Mr. J.R. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. L.K. Murdoch.

As the Company’s Chief Executive Officer, Mr. J.R. Murdoch provides critical insight to the Board on the Company’s operations and strategy. Mr. J.R. Murdoch has served in a number of leadership positions within the Company and at its affiliates over the past 22 years. His broad-based experience, extensive knowledge of international markets, unique understanding of emerging technologies and strategic perspective of the Company’s business and operations enable him to be a valuable resource for the Board.

Jacques Nasser AC Age: 70 Director Since: 2013

Jacques Nasser AC has been a Director of the Company since 2013 and serves as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee. He has been an Advisor to One Equity Partners LLP since 2013, after serving as a Non-Executive Advisory Partner from 2010 to 2013 and a Senior Partner from 2002 to 2010. He served as a Director and the President and Chief Executive Officer of Ford Motor Company from 1998 to 2001, after serving in various leadership positions in Europe, Australia, Asia, South America and the United States. Mr. Nasser served as a Director of BHP Billiton Limited and BHP Billiton Plc from 2006 to 2017 and the Chairman of each from 2010 to 2017. He has been a Director of Koç Holding A.Ş. since 2015. He also served on the International Advisory Board of Allianz from 2001 to 2017. He served as a Director of Sky from 2002 to 2012.

Mr. Nasser has more than 30 years of experience in operating and managing large-scale global businesses and almost two decades of private equity investment and portfolio management experience. Through his service as a Director of Sky, Mr. Nasser has a strong understanding of the pay television industry.

12	2018 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Robert S. Silberman Age: 60 Director Since: 2013

Robert S. Silberman has been a Director of the Company since 2013 and serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Silberman has served as a Director of Strategic Education, Inc. (formerly known as Strayer Education, Inc.) (“Strategic Education”) since 2001 and as its Executive Chairman since 2013. He previously served as Strategic Education’s Chief Executive Officer from 2001 to 2013 and as its Chairman of the Board from 2003 to 2013. Prior to his work at Strategic Education, he served in a variety of senior management positions at CalEnergy Company, Inc., including as President and Chief Operating Officer. Mr. Silberman also held senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Since 2014, he has served as a Managing Director of the Equity Group Investments. Mr. Silberman has served as a Director of Covanta Holding Corporation since 2004, and its Vice Chairman and Lead Director since 2016. He has served as a Director and Vice Chairman of the Board of Par Pacific Holdings since 2014.

Through his career in the public and private sector and as the former Chief Executive Officer of a public company, Mr. Silberman has extensive experience in general and financial management and leadership of large scale organizations. He offers the Board valuable insight on public policy, government affairs and strategic development.

Tidjane Thiam Age: 56 Director Since: 2014

Tidjane Thiam has been a Director of the Company since 2014 and serves as a member of the Nominating and Corporate Governance Committee. Mr. Thiam has been the Chief Executive Officer of Credit Suisse Group AG and Credit Suisse AG since 2015. Mr. Thiam has served as a Director of Credit Suisse (Schweiz) AG since 2016. He also serves as a Trustee of the Credit Suisse Foundation. He previously served at Prudential plc (“Prudential”) as the Group Chief Executive from 2009 to 2015, a Director from 2008 to 2015 and Chief Financial Officer from 2008 to 2009. Prior to joining Prudential, he served in a variety of leadership roles at Aviva from 2002 to 2008, holding successively the positions of Group Strategy and Development Director, Managing Director of Aviva International, Group Executive Director and Chief Executive Officer, Europe, and serving as a Director in 2007. Mr. Thiam joined Aviva in 2002 from McKinsey & Company, the consulting firm, where he was a partner. From 2009 to 2015, Mr. Thiam was a member of the Board of the Association of British Insurers, where he served as Chairman from 2012 to 2014.

Mr. Thiam brings to the Board extensive business and operational experience gained through his leadership positions at large scale organizations, including as the Chief Executive of two international financial services companies. Mr. Thiam has extensive experience in finance and investments and a deep knowledge of international and emerging markets.

The Board unanimously recommends a vote “FOR”

the election of each of the nominees listed above.

2018 Proxy Statement	13

CORPORATE GOVERNANCE MATTERS

Corporate Governance and Compliance Commitment. The Company is committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, along with the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements, and the evolving needs of the Company’s business. The Company’s corporate governance and compliance practices include:

•

Director Accountability. Each Board member is elected annually with a majority vote standard in uncontested elections and a Director resignation policy in the event a Director does not receive a majority of votes cast in an uncontested election.

•

Independent Board Oversight. The Board has appointed an independent Lead Director who has substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board. The Board holds regular executive sessions of the independent Directors without management present and the Lead Director presides over such sessions.

•	Independent Board Committees. Only independent directors serve on the Board’s key committees.

•	Stock Ownership Requirements. The Compensation Committee maintains executive stock ownership guidelines for our named executive officers and non-executive director stock ownership guidelines.

•

Prohibition on Hedging and Pledging. The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all executive officers and directors from pledging any Company securities that they hold directly or unvested equity compensation.

•

Codes of Conduct and Other Corporate Governance Policies. The Board has adopted a Statement of Corporate Governance, Standards of Business Conduct, The Code of Ethics for the Chief Executive Officer and Senior Financial Officers, a Political Activities Policy and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which assist the Board in the exercise of its responsibilities and serve as a framework for the effective governance of the Company.

•

Compliance Steering Committee. The Board authorized the formation of a Compliance Steering Committee which has the primary responsibility for management and oversight of compliance matters that may affect the Company. The Compliance Steering Committee is currently composed of members of senior management including the Chief Financial Officer, the Chief Human Resources Officer, the head of the Company’s corporate audit group, the deputy chief and regional compliance officers and is chaired by the Group General Counsel and Chief Compliance Officer of the Company. The Compliance Steering Committee reports to the Audit Committee and the Board, and has been actively involved in updating and strengthening the Company’s compliance policies.

•

Continued Board Oversight and Ongoing Enhancement of Compliance Programs. The Audit Committee oversees the activities of the Compliance Steering Committee and is responsible for reviewing with the Company’s General Counsel and Chief Compliance Officer and Corporate Audit the results of the Company’s ongoing anti-corruption compliance program.

•

Workplace Civility and Inclusion. The Company has established the Fox News Workplace Professionalism and Inclusion Council, a committee comprising experts in workplace and inclusion matters, with a majority serving from outside the Company. The WPIC reports to the Board through its Nominating and Corporate Governance Committee and advises Fox News and its senior management in its ongoing efforts to ensure a proper workplace environment for all employees and guests, strengthen reporting practices for wrongdoing, enhance HR training on workplace behavior, and further recruitment and advancement of women and minorities. In fiscal 2018, the Board amended the Statement of Corporate Governance to affirm that 21st Century Fox and Fox News are committed to a corporate policy that creates a safe, productive and welcoming workplace for all of their employees.

Independent Directors. The Nominating and Corporate Governance Committee has adopted the definition of “Independent Director” as set forth in NASDAQ Listing Rule 5605(a)(2) to assist the Board in its determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

During its review of Director independence, the Board considers transactions and relationships between each Director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examines transactions and relationships between the Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the Director is independent.

14	2018 Proxy Statement

CORPORATE GOVERNANCE MATTERS

As a result of its review, the Board affirmatively determined that Sir Roderick I. Eddington, Ms. Arnault and Messrs. Breyer, Nasser, Silberman and Thiam are independent of the Company and its management under the standards adopted by the Company and set forth in the NASDAQ listing rules. A majority of Directors are independent as required under applicable NASDAQ listing rules and by the Company’s Statement of Corporate Governance and committee charters.

Mr. Thiam previously served as the Group Chief Executive of Prudential from 2009 to June 2015. In March 2013, Prudential agreed to settle with the UK Financial Services Authority (“FSA”) in respect of a decision by the FSA that, under FSA Principles, the FSA should have been informed earlier of Prudential’s attempt to acquire the Asian subsidiary of American International Group Incorporated in early 2010. Prudential agreed to pay fines totaling £30 million and Mr. Thiam agreed to be censured. Following the FSA’s final notice, the Chairman of the Board of Prudential confirmed that Mr. Thiam acted at all times in the interests of Prudential and with the full knowledge and authority of its Board.

Board Leadership Structure. The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, pursuant to our Statement of Corporate Governance, if the Chairman is not an independent Director, an independent, non-executive Director shall be designated by a majority of the independent, non-executive Directors of the Board as Lead Director. During fiscal 2018, Messrs. K.R. Murdoch and L.K. Murdoch served as Executive Chairmen and Mr. J.R. Murdoch served as Chief Executive Officer. In addition, during fiscal 2018, Mr. Carey served as Vice Chairman.

The independent Directors have designated Sir Roderick I. Eddington as the Lead Director. The Lead Director’s responsibilities include:

•	presiding over all meetings of the Board at which the Executive Chairmen of the Board are not present, including executive sessions of the non-executive Directors and the independent Directors;

•	communicating to the Executive Chairmen of the Board feedback from executive sessions as appropriate;

•	serving as liaison between the Executive Chairmen of the Board and the independent Directors;

•	meeting with the Audit Committee and/or the Compliance Steering Committee periodically;

•	approving information sent to the Board and meeting agendas for the Board;

•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the non-executive Directors and/or independent Directors, if desired;

•	participating in the Compensation Committee’s evaluation of the performance of the CEO;

•	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;

•	supervising the Board’s determination of the independence of its Directors; and

•	ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

The Board believes that this management and Board leadership structure, combined with the oversight of the Board comprised of a majority of independent Directors, a strong Lead Director with significant responsibilities and the Company’s robust corporate governance policies and procedures, effectively maintains independent oversight of management and is in the best interests of the Company’s stockholders. Having Messrs. K.R. Murdoch and L.K. Murdoch, who each are deeply involved with the Company’s businesses, serve as Executive Chairmen provides strong leadership to the Board in the execution of the Company’s strategy and, combined with the Chief Executive Officer Mr. J.R. Murdoch’s continued service on the Board, facilitates the flow of information between the Board and management.

The Board reviews its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board will consider, among other things: (i) the policies and practices in place that provide independent Board oversight; (ii) the Company’s performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of the Company’s stockholders and (iv) any relevant legislative or regulatory developments.

CEO Succession Planning. The Board, with the assistance of the Compensation Committee, oversees CEO succession planning. As set forth in the Statement of Corporate Governance, the Board, in coordination with the Compensation Committee, also sees that the Company has in place appropriate steps to address emergency CEO succession planning in the event of extraordinary circumstances.

2018 Proxy Statement	15

CORPORATE GOVERNANCE MATTERS

As part of the CEO continuity succession planning process, the CEO provides to the Compensation Committee recommendations and evaluations of appropriate candidates and their succession potential to the CEO position. The Compensation Committee reviews potential candidates with the CEO or other members of senior management as the Compensation Committee considers appropriate, which review includes development needs and developmental progress with respect to specific individuals. Directors engage with potential candidates at Board and committee meetings and periodically in less formal settings to allow personal assessment of candidates by the Directors. Further, the Compensation Committee periodically reviews the overall composition of the qualifications, tenure and experience of members of senior management. The Lead Director also participates in the Compensation Committee’s evaluation of the performance of the CEO.

The Compensation Committee reports on its succession planning efforts to the full Board, and the full Board reviews succession planning at least annually at a regularly scheduled Board meeting.

Emergency CEO succession planning enables the Company to respond to an unexpected vacancy in the CEO position while continuing the effective operation of the Company and minimizing any potential disruption or loss of continuity to the Company’s business and operations, including in the case of a major catastrophe.

Board Oversight of Risk. Risk management is primarily the responsibility of the Company’s management; however, the Board has responsibility for overseeing management’s identification and management of those risks. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees as appropriate, regularly discuss and receive periodic updates from the Company’s Executive Chairmen, Chief Executive Officer, Chief Financial Officer, Group General Counsel and Chief Compliance Officer, and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. For example: the Audit Committee is responsible for risks relating to its review of the Company’s financial statements and financial reporting processes, cybersecurity, its oversight of the Company’s Compliance Steering Committee and its review with the Company’s General Counsel and Chief Compliance Officer and Corporate Audit the results of the Company’s ongoing anti-corruption compliance program; the Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs; and the Nominating and Corporate Governance Committee oversees risk as it relates to the Company’s corporate governance processes. Each committee has full access to management, as well as the ability to engage advisors. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Statement of Corporate Governance. The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The full text of the Statement of Corporate Governance may be found on the Company’s website at www.21cf.com/StatementofCorporateGovernance/ and is available in print to any stockholder requesting a paper copy of the document by contacting the Corporate Secretary. Each Director has certified that he or she has reviewed the Statement of Corporate Governance, has complied with it and will comply with it.

Standards of Business Conduct and Code of Ethics. The Board has adopted the Standards of Business Conduct. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards of Business Conduct also apply to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. The Company intends that the spirit, as well as the letter, of the Standards of Business Conduct be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards of Business Conduct were adopted.

To promote further ethical and responsible decision-making, the Board has established a Code of Ethics for the CEO and senior financial officers that is incorporated by reference into the Standards of Business Conduct.

The full text of the Standards of Business Conduct and the Code of Ethics may be found on the Company’s website at www.21cf.com/CorporateGovernance/StandardsofBusinessConduct/ and www.21cf.com/CodeofEthics/, respectively, and each is available in print, without charge, to any stockholder requesting a paper copy of the documents by contacting the Corporate Secretary.

Director Nomination Process. The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s education and background; his or her leadership and ability to exercise sound judgment; his or her general business experience and familiarity with the

16	2018 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Company’s businesses; and whether he or she possesses unique expertise or perspective that will be of value to the Company. Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its stockholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships. Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship. In addition, the Board evaluates diversity as part of its annual review and evaluation of the Board’s conduct and performance.

After completing this evaluation, the Nominating and Corporate Governance Committee will make a recommendation to the full Board which makes the final determination whether to nominate or appoint the new Director after considering the Nominating and Corporate Governance Committee’s recommendation.

Stockholder Nomination Procedure. The By-laws provide procedures for stockholders to nominate persons for election as Directors. The Company does not expect to hold an annual meeting of shareholders in 2019 because it expects the Transaction to close in the first half of calendar year 2019.

Stockholders must provide timely notice of a Director nomination and such nomination must be submitted in writing to the attention of the Corporate Secretary at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. Pursuant to the By-laws, to be timely for the 2019 Annual Meeting of Stockholders, the notice must be delivered to the Corporate Secretary between July 17, 2019 and August 16, 2019. Stockholder nominations must contain, for each person nominated as Director, all information relating to the stockholder nominee as would be required pursuant to the By-laws, the stockholder nominee’s written consent to serve as Director if elected, a completed and signed questionnaire, which seeks information on the background and qualifications of any nominee, and a completed and signed representation and agreement, which provides that such nominee (i) will abide by the majority voting requirements contained in the By-laws, (ii) is not and will not become a party to voting commitments that have not been disclosed to the Company or could limit such person’s ability to comply with his or her fiduciary duties, (iii) is not and will not become a party to any arrangement with any person or entity other than the Company with respect to direct or indirect compensation, reimbursement or indemnification in connection with service as a Director that has not been disclosed and (iv) will be in compliance, if elected, and will comply with all policies applicable to directors from time to time, including without limitation, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company (copies of which shall be provided by the Company upon written request). Stockholder nominations must also (i) state the stockholder’s name and address as they appear on the Company’s books, (ii) the class and number of shares of the Company owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder and/or beneficial owner, any of their respective affiliates or associates, and any others acting in concert, including the nominee, (iv) a description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by such stockholder or beneficial owner, the effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or beneficial owner with respect to the Company’s securities, (v) a representation that the stockholder is a holder of record of Class B Common Stock and intends to appear in person or by proxy at such meeting to propose the nomination, (vi) whether such stockholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of Class B Common Stock to elect such nominee or nominees and (vii) any other information required to be disclosed, as applicable, in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A stockholder providing notice of a proposed Director nomination shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date of the meeting and as of the date that is fifteen days prior to the meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Company and such other information that could be material to a reasonable stockholder’s understanding of the proposed nominee’s independence.

Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Director Nomination Process.” Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chairman of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

2018 Proxy Statement	17

CORPORATE GOVERNANCE MATTERS

Communication with the Board. Stockholders play an integral part in corporate governance and the Board ensures that stockholders are kept fully informed through:

•

information provided on the Company’s website www.21cf.com, including the Company’s annual report which is distributed to all stockholders in connection with distribution of the Company’s proxy statement for its annual meeting of stockholders and which is available to all stockholders on request, as set forth under the heading “Annual Report”;

•	reports and other disclosures made to the SEC and NASDAQ; and

•	notices and proxy statements of special and annual meetings of stockholders.

It is the policy of the Company to facilitate communications of stockholders and other interested parties with the Board and its various committees. Stockholders may raise matters of concern at the annual meetings of stockholders. In addition, any stockholder or other interested party wishing to communicate with any Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by regular mail to the attention of the appropriate party or to the attention of our Lead Director, Sir Roderick I. Eddington, at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036. This information is also posted on the Company’s website at www.21cf.com.

The Board values engaging directly with the Company’s stockholders. Since last year’s annual meeting, the Company, together with the Chairman of the Compensation Committee and the Company’s Lead Director who also serves on the Compensation Committee, participated in meetings with several of its largest institutional stockholders to discuss our executive compensation program. The Compensation Committee considered the input from stockholders obtained in these meetings as part of the evaluation of the executive compensation program.

Director Evaluation Policy. The Lead Director and the Nominating and Corporate Governance Committee are responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by Directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Standards of Business Conduct and the Company’s corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board, as well as a separate discussion among the independent Directors, of the results and any actions to be taken. In addition, each standing committee of the Board evaluates its performance annually and reports to the Board on such evaluation.

Committees and Meetings of the Board of Directors

During the fiscal year ended June 30, 2018, the Board held a total of 8 regularly scheduled and special meetings. All of the Directors attended at least 75% of the regularly scheduled and special meetings of the Board held during the period for which he or she has been a Director and the meetings of the committees on which he or she served except Mr. Thiam.

It is the policy of the Board to hold regular executive sessions of the Non-Executive Directors and independent Directors without management present. During the fiscal year ended June 30, 2018, the Non-Executive Directors and independent Directors of the Board held five executive sessions. Sir Roderick I. Eddington currently serves as Lead Director and presides over such executive sessions.

Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders. At the annual meeting of stockholders held by the Company on November 15, 2017, all of the then serving Directors attended the annual meeting except Ms. Arnault and Messrs. Silberman and Thiam.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These committees are comprised entirely of independent Directors, as currently required under the existing rules of the Exchange Act and NASDAQ. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website at www.21cf.com/corporate-governance/board-committees and are available in print to any stockholder requesting a paper copy of these documents from the Corporate Secretary.

Audit Committee. The Audit Committee consists of Sir Roderick I. Eddington, who serves as Chairman, and Mr. Nasser. Mr. Jeffrey W. Ubben served as a member of the Audit Committee for a portion of fiscal 2018 prior to his resignation from the Board on April 26, 2018. The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial and compliance matters, (v) risks that may have a significant impact on the Company’s financial statements, including for example cybersecurity (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and the activities of the

18	2018 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. During the fiscal year ended June 30, 2018, the Audit Committee held nine meetings. The Audit Committee’s report required by the SEC rules is included in this proxy statement under the heading “Report of the Audit Committee.”

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the NASDAQ listing rules. The Board determined that each member of the Audit Committee meets the foregoing independence requirements and that each member of the Audit Committee is financially literate in accordance with the NASDAQ listing rules. The Board also determined that Sir Roderick I. Eddington and Mr. Nasser are “audit committee financial experts” as defined under the SEC rules. Following Mr. Ubben’s resignation, the Audit Committee has a one-member vacancy and, until a new member of the Audit Committee is appointed, the Company is relying upon the cure period under NASDAQ listing rules.

Compensation Committee. The Compensation Committee consists of Mr. Breyer, who serves as Chairman, Sir Roderick I. Eddington and Messrs. Nasser and Silberman. The primary responsibilities of the Compensation Committee include: (i) to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of these goals and objectives and other factors the Compensation Committee deems appropriate, and, based on this review and evaluation, to recommend to the Board the compensation of the CEO; (ii) to consider, authorize and oversee the incentive compensation plans in which the Company’s executive officers participate and the Company’s equity-based plans and recommend changes in such plans to the Board as needed, and to exercise all authority of the Board with respect to the administration of such plans, including the granting of awards under the Company’s incentive compensation plans and equity-based plans; (iii) to review and approve equity awards and other fixed and performance-based compensation, benefits and terms of employment of the Company’s executive officers (as defined by SEC rules) and such other senior executives identified by the Compensation Committee after consultation with the Company’s CEO and other members of management; (iv) to review and approve employment and severance arrangements for executive officers, including employment agreements, separation agreements and similar plans or agreements; (v) to review and approve or ratify the principal employment terms for each other employment arrangement (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target for the contract period is equal to or greater than a threshold amount set by the Compensation Committee; (vi) to review and approve other separation obligations that exceed by more than a certain amount set by the Compensation Committee (excluding consideration for outstanding equity awards) those contractually provided for in an employment agreement approved or ratified by the Compensation Committee pursuant to (v) above; (vii) to review the Company’s recruitment, retention, compensation, termination and severance policies for senior executives; (viii) to review and assist with the development of executive succession plans and to consult with the CEO and other executive officers regarding the selection of senior executives; (ix) to review the compensation of non-executive Directors for service on the Board and its committees and recommend changes in compensation to the Board; (x) to review the Company’s compensation policies and practices to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company; (xi) to establish and periodically review stock ownership guidelines for executive officers and monitor compliance with ownership guidelines by executive officers and non-executive directors; and (xii) to review and approve the creation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers.

During the fiscal year ended June 30, 2018, the Compensation Committee held four meetings. Pursuant to its charter, the Compensation Committee may delegate its authority to one or more members of the Board or officers of the Company, to the extent permitted by law, as it deems appropriate. The Compensation Committee has delegated to Messrs. J.R. Murdoch and John Nallen the authority to make awards of restricted stock units and performance stock units, as applicable, within certain prescribed limits to non-executive officers of the Company. Any awards made by Messrs. J.R. Murdoch and Nallen pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the named executive officers during fiscal 2018 is found in the section titled “Compensation Discussion and Analysis”.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant.

Since May 2016, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Compensation Committee on its named executive officer and non-executive Director compensation practices and framework. FW Cook does not provide any other services to the Company.

In August 2018, the Compensation Committee considered FW Cook’s independence as its compensation consultant by taking into account, among other things, the factors prescribed by the NASDAQ listing rules. Based on its evaluation, the Committee determined that no conflict of interest exists.

2018 Proxy Statement	19

CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Nasser, who serves as Chairman, and Messrs. Breyer, Silberman and Thiam. Mr. Viet Dinh served as Chairman of the Nominating and Corporate Governance Committee during fiscal 2018 and until his resignation from the Board on September 11, 2018. The primary responsibilities of the Nominating and Corporate Governance Committee include: (i) to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board; (ii) to maintain procedures for the consideration of Board candidates recommended for the Committee’s consideration by the Company’s stockholders; (iii) to consider the performance and independence of incumbent Directors in determining whether to nominate them for re-election; (iv) to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders; (v) to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships; (vi) to advise and make recommendations to the Board on corporate governance matters; (vii) to review communications from the Company’s stockholders; (viii) to oversee Fox News’s performance of its commitments to a business practice and corporate value of zero tolerance for sexual harassment, race discrimination, and all other forms of discrimination prohibited by law as well as a zero tolerance for retaliation, and a corporate policy that creates a safe, productive and welcoming workplace for all of its employees; and (ix) to oversee the activities of the Fox News Workplace Professionalism and Inclusion Council. The Nominating and Corporate Governance Committee also makes recommendations to the Board as to determinations of Director independence and conducts an annual self-evaluation for the Board. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended June 30, 2018.

20	2018 Proxy Statement

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2019. EY has audited the books and records of the Company since the fiscal year ended June 30, 2002. A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

The Board unanimously recommends a vote “FOR” the proposal to ratify

Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed EY to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by EY. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees for professional services rendered to the Company and its subsidiaries by EY for the fiscal years ended June 30, 2018 and June 30, 2017 is set forth below. The increased fees in fiscal 2018 as compared with fiscal 2017 principally reflect the additional services in connection with the Disney/New Fox and Sky transactions.

	Fiscal 2018	Fiscal 2017
Audit Fees(1)	$27,004,000	$18,897,000
Audit-Related Fees(2)	$ 1,389,000	$ 1,468,000
Tax Fees(3)	$19,339,000	$13,905,000
All Other Fees	$ 17,000	$ 0
Total Fees	$47,749,000	$34,270,000

(1)

Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2018 and June 30, 2017; the audit of internal control over financial reporting as of June 30, 2018 and June 30, 2017 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s statutory and regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Fiscal 2018 includes fees in connection with various regulatory filings related to the Disney/New Fox and Sky transactions as well as a carve-out audit for New Fox.

(2)

Audit-related fees principally relate to employee benefit plan audits, due diligence related to mergers and acquisitions, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)

Tax fees include fees for tax compliance and tax consultations for domestic and international operating units. Fiscal 2018 fees include consultations relating to the Disney/New Fox and Sky transactions as well as the impact of the 2017 Tax Cuts and Jobs Act.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2018 and June 30, 2017 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by EY during the fiscal years ended June 30, 2018 and June 30, 2017, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

2018 Proxy Statement	21

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the Company’s 2017 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers. The Company is required to provide an advisory vote on executive compensation pursuant to Section 14A of the Securities and Exchange Act, and has determined to hold such vote annually.

As described in detail in the “Compensation Discussion and Analysis”, the Compensation Committee seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term growth for stockholders. The compensation framework designed by the Company emphasizes a pay for performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described on page 32 under the heading “Pay-for-Performance Alignment”. In addition, as described on page 35 under the heading “2018 Pay Mix”, the regular compensation framework places a significant majority of the Chief Executive Officer’s and other named executive officers’ total direct compensation “at-risk” and dependent upon performance, with most of the compensation subject to the achievement of short-term and long-term financial and business objectives. The Company has also implemented a number of executive compensation practices, as described on page 31, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders. In addition, the compensation actions taken in connection with the Transaction provide effective incentives for the named executive officers to support the closing of the Transaction and to continue delivering successful company performance while the Transaction is pending.

The Board recommends that stockholders indicate their support for the Company’s compensation of its named executive officers. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall named executive officer compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2018 Summary Compensation Table and the other related tables and disclosure.”

The Board unanimously recommends an advisory vote “FOR” the

approval of the compensation of our named executive officers.

22	2018 Proxy Statement

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL

The Nathan Cummings Foundation (“Nathan Cummings”), 475 Tenth Avenue, 14th Floor, New York, NY 10018, which is the beneficial owner of 917 shares of Class B Common Stock as of the date of submission, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. In accordance with applicable proxy rules, the proposal and supporting statements, for which the Company accepts no responsibility, is set forth below:

RESOLVED, that stockholders of Twenty-First Century Fox, Inc. (“TCF” or the “Company”) request that the Board of Directors take the necessary steps (excluding those steps that must be taken by stockholders) to adopt a recapitalization plan that would eliminate TCF’s dual-class capital structure and provide that each outstanding share of common stock has one vote. Implementation could be deferred until such time as it would not interfere with any of the Company’s existing contractual obligations.

Supporting Statement

TCF had 1,852,529,790 shares of common stock outstanding as of September 18, 2017, according to the 2017 proxy statement. Holders of the 1,054,008,837 outstanding shares of Class A common stock have no voting rights. Holders of the 798,520,953 outstanding shares of Class B common stock have one vote per share.

K. Rupert Murdoch may be deemed to beneficially own 38.9% of the Class B shares and less than 1% of Class A shares. Thus, despite owning roughly 17% of outstanding shares, Murdoch controls nearly 40% of the voting power.

Dual-class arrangements can cause entrenchment because they prevent removal of a controller via “the disciplinary force of the market for corporate control.” (Bebchuk & Kastiel, “The Untenable Case for Perpetual Dual-Class Stock,” at 16 (May 2016) (available at https://papers.ssrn.com/sol3/papers.cfm?abstract_id=2954630)). Governance expert Charles Elson has opined that such structures create “a culture with no accountability.” (Geoff Colvin, “The Trembling at News Corp. Has Only Begun,” CNNMoney, July 19, 2011)

Dual-class structures can decouple economic exposure and voting power, allowing controllers to extract private benefits without feeling the full impact of those choices on the value of the firm. A 2008 study found that dual-class structures with disparate voting rights were correlated with lower firm value. (Paul Gompers et al., “Extreme Governance” (2008) (http://papers.ssrn.com/sol3/papers.cfm?abstract_id=562511)); cf. Gabriel Morey, Council of Institutional Investors, “Multi-Class Stock and Firm Value” (May 2017) (dual-class arrangements not associated with higher or lower return on invested capital) (http://www.cii.org/files/publications/misc/05_10_17_dual-class_value_study.pdf))

We believe that the Murdoch family’s effective control over TCF has resulted in decisions that may not be in public stockholders’ best interests. In 2015, Rupert Murdoch’s sons James and Lachlan were appointed CEO and Co-Chairman, respectively, of TCF. James’ elevation, in particular, surprised some observers because he had resigned as the head of European and Asian operations for News Corp., which was split into TCF and News Corp. in 2013, following the phone hacking scandal. (http://www.vanityfair.com/news/2015/06/rupert-murdoch-son-james-lachlan-news-corp-succession)

These moves raise concerns that TCF’s board may limit its consideration of non-Murdoch candidates for top positions. As one analyst put it, “The bigger issue is the appearance that (James Murdoch) is inheriting the role largely by dint of his last name rather than exclusively due to his qualifications. Investors may be concerned that company performance would be worse than it could have been under an alternate scenario where the board sought out the best professional manager available.” (https://www.usatoday.com/story/money/2015/06/11/murdoch-succession-plan-takes-form/71078436/)

We believe a one-share/one-vote arrangement would benefit TCF and its public stockholders.

THE BOARD’S STATEMENT IN OPPOSITION TO PROPOSAL NO. 4

The Board has carefully reviewed the capital structure of the Company and has concluded that the current dual class capital structure continues to be appropriate and is in the best interest of the Company and its stockholders. The Board therefore recommends that stockholders vote against this Proposal No. 4. As described in more detail below, the Board believes that the Company’s dual class capital structure (a) enhances the Company’s ability to focus on a business strategy to create sustainable value for all stockholders, (b) is complemented by the Company’s sound corporate governance policies and practices which provide for effective, independent Board oversight and (c) provides the Company with greater flexibility in financing its growth and in structuring compensation to attract and retain highly qualified employees.

Focus on Long-Term Objectives and Value-Creation for All Stockholders. In the face of difficult challenges, management of companies with a single class of common stock can become singularly focused on maximizing short-term value and performance at the expense of long-range planning. The Board has always been committed to the long-term profitability of the

2018 Proxy Statement	23

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL

Company. As such, the Board believes that the dual class capital structure, which provides voting rights for the holders of Class A Common Stock on extraordinary matters such as the adoption of the Disney Merger Agreement, protects the Company from short-term pressures and reduces the risk of disruption in the continuity of the Company’s operational policies and long-range strategy by allowing management to pursue strategies and opportunities that it believes will enhance the long-term profitability of the Company and deliver value to stockholders.

The Board believes that the Murdoch family’s involvement and large shareholdings through the Murdoch Family Trust facilitate the Board’s focus on long-term value creation. The Transaction has unlocked enormous value for stockholders — the Company’s stock price increased by approximately 75% during fiscal 2018, significantly ahead of both 12% average growth for the S&P 500 and a 10% average decline for our media peers over the same period. Executive Chairmen Mr. K.R. Murdoch and Mr. L.K. Murdoch and Chief Executive Officer Mr. J.R. Murdoch have pursued value-enhancing strategies throughout the Company’s history and their vision, leadership and stewardship have been critical to the Company’s success. The Murdoch family is highly incentivized to create long-term value for stockholders.

The Company’s dual class capital structure has been in existence since the Company became a U.S. corporation in 2004 and, prior to that, when the Company was a public company in Australia. Every investor purchasing a share of the Company’s Class A Common Stock and Class B Common Stock is aware of this capital structure, and the Board believes that many are attracted to our stock by the dual class structure and leadership that the Murdoch family provides to the Company.

Independent Board Oversight. The Board believes the Company’s independent oversight of executive management through its Board composition, appointment of an independent Lead Director and sound corporate governance practices and principles complement the Company’s dual class capital structure and reinforce accountability.

To ensure a strong and independent Board, the Company’s Statement of Corporate Governance requires the Board be comprised of a majority of Directors who qualify as “independent directors” in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended, and the listing standards of The NASDAQ Stock Market. All members of the Board’s standing committees (Audit, Compensation and Nominating and Corporate Governance) are independent. Therefore, oversight of critical issues such as the integrity of the Company’s financial statements, executive compensation decisions (including for Messrs. K.R. Murdoch, L.K. Murdoch and J.R. Murdoch), recommendations for the nomination of Directors, oversight of the management of the Company’s compliance program and the annual review and evaluation of Board conduct and performance is entrusted solely to independent Directors. Following these principles, only independent Directors approved the appointments of Messrs. K.R. Murdoch and L.K. Murdoch as Executive Chairmen of the Board and Mr. J.R. Murdoch as Chief Executive Officer of the Company as part of the leadership transition completed in June 2015.

The Board is committed to ensuring that the Lead Director role, which is designated by a majority of the independent, non-executive Directors, has substantive responsibilities and significant authority and oversight. The responsibilities of the Lead Director include, among other things: presiding over all Board meetings at which the Executive Chairmen are not present, including executive sessions of the non-executive Directors and the independent Directors; serving as a liaison between the Executive Chairmen and the independent Directors; meeting with the Audit Committee and/or the Compliance Steering Committee periodically; approving information sent to the Board, and meeting agendas for the Board and meeting schedules; participating in the Compensation Committee’s evaluation of the performance of the CEO; and ensuring his or her availability for consultation and direct communications, if requested by major stockholders. Please see “Corporate Governance Matters—Board Leadership Structure” for additional details on the independent Lead Director.

The Company’s other strong corporate governance practices include:

•	The annual election of all Directors

•	A majority vote standard and director resignation policy in uncontested Director elections

•	Executive sessions of the independent Directors held at every regularly scheduled Board meeting

•	Annual Board and committee self-evaluations

•

Compensation in the form of awards of deferred stock units for Directors and stock-settled performance stock units for executive officers and robust ownership guidelines for non-executive Directors and named executive officers

Additionally, the Board believes that the existence of a dual class structure does not serve as an impediment to inviting new perspectives to the Board, as evidenced by the Company’s addition of five new independent directors since 2013.

Flexibility in Financing and Other Business Matters. The Board believes that the dual class structure provides the Company with greater flexibility to pursue a long-term emphasis on stockholder value through growth and financial strength. The Company’s ability to issue Class A Common Stock, for which there is already a sizeable and liquid market, better positions the Company to finance growth opportunities without significantly diluting the voting interest of the Company’s Class B

24	2018 Proxy Statement

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL

stockholders. The Board has observed that a company with a single class of stock may forgo stock issuances, including in connection with strategic transactions, due to concerns over dilution of control. As the issue of control is not a factor in the Board’s consideration of these transactions, the decision by the Company to issue stock in acquisitions or potentially in capital raising transactions is based solely on the perceived economic benefits of the transaction to the Company and all of its stockholders. In addition, the Board believes that the Company’s ability to issue Class A Common Stock-based equity awards increases its flexibility in structuring compensation plans so that management and key employees can participate in the growth of the Company which enhances the Company’s ability to attract and retain highly qualified key employees.

The Board notes that dual class capital structures are recognized and valid under applicable federal and corporate law and stock exchange regulations and are not uncommon among public companies. Various companies have had successful dual class capital structures for many years, including leading companies like Berkshire Hathaway, and dual class structures are particularly prevalent among media and technology companies such as Comcast Corporation, Viacom Inc., CBS Corporation and Google’s parent company Alphabet Inc.

In addition, the Company’s stockholders have approved the Disney Merger Agreement and the Transaction is expected to close in the first half of calendar 2019. The elimination of the Company’s dual class capital structure would require an amendment to the Company’s certificate of incorporation and a reclassification of the Company’s outstanding shares of capital stock, each of which the Company is prohibited from implementing under the terms of the Disney Merger Agreement without the consent of Disney.

A recapitalization that affects the voting rights of our Class B Common Stock requires the approval of the Company’s Class B stockholders. Therefore approval of this Proposal 4 would not itself eliminate the Company’s dual class capital structure but instead would be an advisory recommendation to the Board to submit such a proposal to the Company’s Class B stockholders.

The Board unanimously recommends a vote “AGAINST” this stockholder proposal to eliminate the Company’s dual class capital structure.

2018 Proxy Statement	25

EXECUTIVE OFFICERS OF 21ST CENTURY FOX

The executive officers of the Company at June 30, 2018 are set forth in the table below. Unless otherwise noted, each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(1)	87	Executive Chairman
Lachlan K. Murdoch(1)	47	Executive Chairman
James R. Murdoch(1)	45	Chief Executive Officer
John P. Nallen	61	Senior Executive Vice President and Chief Financial Officer
Gerson Zweifach	65	Senior Executive Vice President and Group General Counsel and Chief Compliance Officer

(1)

Mr. K.R. Murdoch, is the father of Mr. J.R. Murdoch and Mr. L.K. Murdoch. Messrs. J.R. Murdoch and L.K. Murdoch are brothers. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch, L.K. Murdoch and J. R. Murdoch can be found under the heading “Election of Directors.”

John P. Nallen has served as Senior Executive Vice President and Chief Financial Officer of the Company since 2013. He has served as a Director of Sky since 2015. He previously served as Executive Vice President and Deputy Chief Financial Officer of the Company from 2001 to 2013. Prior to joining the Company in 1995, he worked for 16 years at Arthur Andersen where he was a partner in its Media and Entertainment Practice.

Gerson Zweifach has been a Senior Executive Vice President and Group General Counsel of the Company since 2012. He also serves as Chief Compliance Officer of the Company. Mr. Zweifach served as an attorney at Williams & Connolly LLP where he was a partner from 1988 to 2012 and currently serves as Of Counsel. He served as General Counsel of News Corp from 2012 to 2015. Mr. Zweifach has been a member of the Bar of the District of Columbia since 1981 and the Bar of the State of New York since 1980.

26	2018 Proxy Statement

SECURITY OWNERSHIP OF 21ST CENTURY FOX

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of September 17, 2018 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Executive Compensation and Other Information”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)
Name(2)	Non-Voting Class A Common Stock(5)	Voting Class B Common Stock(6)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(6)
Murdoch Family Trust(7) c/o McDonald Carano, LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	57,000	306,623,480	—	*	38.4%
K. Rupert Murdoch(8)	8,919,349	310,889,598	—	*	38.9%
Lachlan K. Murdoch(9)	143,108	5,857	—	*	*
Delphine Arnault	25,370	—	—	*	—
James W. Breyer	68,370	—	—	*	—
Chase Carey(10)	814,188	—	—	*	—
David F. DeVoe	4,080	—	—	*	—
Sir Roderick I. Eddington	160,140	—	—	*	—
James R. Murdoch(11)	2,179,992	1,644	—	*	*
John P. Nallen	315,880	—	—	*	—
Jacques Nasser	25,370	—	—	*	—
Robert S. Silberman	25,370	15,000	—	*	*
Tidjane Thiam	23,573	—	—	*	—
Gerson Zweifach	74,747	—	—	*	—
All current Directors and executive officers as a group (13 members)	12,779,537	310,912,099	—	1.2%	38.9%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 17, 2018.

(1)

This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.

(2)	The address for all Directors and executive officers of the Company is c/o 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036.

(3)	No options are outstanding.

(4)

Applicable percentage of ownership is based on 1,056,972,538 shares of Class A Common Stock and 798,520,953 shares of Class B Common Stock outstanding as of September 17, 2018, for such stockholder or group of stockholders, as applicable.

(5)

Beneficial ownership of Class A Common Stock includes for the following Directors stock-settled Deferred Stock Units (“DSUs”) which are paid in Class A Common Stock as of the first trading day of the quarter five years following the date of grant or as of the date of the Director’s end of service: 25,370 DSUs held by each of Ms. Arnault, Sir Roderick Eddington and Messrs. Breyer, Nasser and Silberman; 990 DSUs held by Mr. Carey, 4,851 DSUs held by Mr. L.K. Murdoch; and 23,573 DSUs held by Mr. Thiam.

(6)

Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.

2018 Proxy Statement	27

SECURITY OWNERSHIP OF 21ST CENTURY FOX

(7)

Beneficial ownership of the Class A Common Stock is as of November 10, 2008 as reported on Form 4 filed with the SEC on November 13, 2008. Beneficial Ownership of Class B Common Stock is as of December 31, 2014, as reported on Schedule 13G/A filed with the SEC on February 13, 2015. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Some of the Murdoch Family Trust’s shares of the Class A Common Stock and Class B Common Stock may be pledged from time to time to secure loans with certain banks. In connection with the Transaction, the Murdoch Family Trust, Cruden Financial Services and Disney entered into a voting agreement concurrently with the execution of the Disney Merger Agreement pursuant to which the Murdoch Family Trust and Cruden Financial Services agreed to vote and granted to Disney an irrevocable proxy to vote these shares in favor of adoption of the Disney Merger Agreement and an amendment to the Company’s certificate of incorporation and any proposal to adjourn or postpone a meeting of stockholders to a later date if there are not sufficient votes to adopt the Disney Merger Agreement and against approval of any proposal made in opposition to adoption of the Transaction and any action, proposal or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of Disney under the Disney Merger Agreement or that would reasonably be expected to prevent or materially delay or adversely affect the consummation of the Transaction. The voting agreement will terminate upon the earliest of (i) the termination of the Disney Merger Agreement, (ii) the effective time of the initial merger under the Disney Merger Agreement and (iii) such date and time as the Disney Merger Agreement shall have been amended in a manner that reduces the amount of merger consideration or is material and adverse to the Murdoch Family Trust or Cruden Financial Services without their prior written consent. The address for Disney is 500 South Buena Vista Street, Burbank, California 91521. Upon the closing of the Transaction, there will be a change in control of the Company.

(8)

Beneficial ownership reported includes 57,000 shares of Class A Common Stock and 306,623,480 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 4,250,000 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 8,729,432 shares of Class A Common Stock held by the GCM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children; however, Mr. K.R. Murdoch disclaims beneficial ownership of such shares.

(9)

Beneficial ownership includes 137,801 shares of Class A Common Stock held by the LKM Family Trust, which is administered by an independent trustee for the benefit of Mr. L.K. Murdoch, his immediate family members and certain charitable organizations.

(10)

Beneficial ownership reported includes 56,965 shares of Class A Common Stock held by a charitable foundation of which Mr. Carey holds a trustee interest and 28,555 shares of Class A Common Stock held by the Charles G. Carey 2002 Trust of which Mr. Carey holds a beneficial and trustee interest.

(11)

Beneficial ownership reported includes 1,998,701 shares of Class A Common Stock held by the JRM Family Trust which is administered by an independent trustee for the benefit of Mr. J.R. Murdoch and his immediate family.

28	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of the Board is responsible for (i) developing an effective compensation philosophy, (ii) establishing, implementing and monitoring the effectiveness of the Company’s compensation programs, (iii) approving the elements of compensation awarded to the executive officers named in the Summary Compensation Table, and (iv) overseeing and reviewing the Company’s executive incentive and equity-based compensation plans. Throughout this proxy statement, we refer to the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2018, as well as the other individuals included in the Summary Compensation Table on page 46 as the “named executive officers.”

Executive Summary

Disney Transaction/Separation of New Fox

On December 13, 2017, the Company entered into a definitive merger agreement (the “Original Merger Agreement”) with The Walt Disney Company (“Disney”) pursuant to which Disney would acquire the Company, including the Twentieth Century Fox Film and Television studios and certain cable and international TV businesses. Prior to the acquisition by Disney, the Company would separate the Fox News Channel, Fox Business Network, FOX Broadcasting Company, Fox Television Stations Group, FS1, FS2, Fox Deportes, Big Ten Network and certain other assets and liabilities into a newly formed subsidiary (“New Fox”) and distribute all of the issued and outstanding common stock of New Fox to the Company’s stockholders on a pro rata basis. On June 20, 2018, the Company entered into an amended and restated merger agreement with Disney, TWDC Holdco 613 Corp. (“New Disney”), a newly formed subsidiary of Disney, and certain other subsidiaries of Disney (the “Disney Merger Agreement”), which amends and restates the Original Merger Agreement in its entirety and pursuant to which Disney agreed to acquire for a higher price of $38 per share in either cash or shares of Disney common stock (subject to adjustment as described in the Disney Merger Agreement) the same businesses noted above. We refer to the foregoing collectively as the “Transaction”.

Our named executive officers are critical to the completion of the Transaction. The Compensation Committee recognized the importance of maintaining stability at the Company in order to continue to deliver strong Company performance during a time of substantial change. Therefore, the Compensation Committee approved certain compensatory actions in fiscal 2018 outside of the Company’s regular compensation program for named executive officers which are intended to further align the interests of our named executive officers with those of the Company’s stockholders, support retention and encourage an orderly transition process while the Company completes the Transaction. These actions, as described in further detail in this Compensation Discussion & Analysis, include: (1) grants of Retention Restricted Stock Units (the “Retention RSUs”) to the named executive officers (and certain other senior executives) in lieu of recipients being eligible for a PSU Award (as defined below) for the fiscal 2019-2021 performance period, (2) adoption of a severance plan to become effective as of the completion of the Transaction and (3) amendments to the PSU Awards vesting in 2018 for all participants in the PSU Award program including the named executive officers.

For additional information on the above-noted actions, please see the sections titled “Named Executive Officers’ Compensation Packages for Fiscal 2018” and “Severance and Change in Control Arrangements” and the registration statement on Form S-4 (File No. 333-224335) (as amended, the “Form S-4”) filed by New Disney, which was declared effective by the SEC on June 28, 2018 and includes a joint proxy statement of Disney and the Company.

Fiscal 2018 Business Review

The Company reported strong performance for fiscal 2018 and, in addition to advancing the Transaction, continued to focus and make progress on our fundamental priorities of delivering standout creative output to power our core brands, driving innovation for customers across multiple platforms and further advancing our capabilities to monetize our content wherever it is consumed. Annual highlights include:

•

The Company’s Disney / New Fox transaction unlocked enormous value for stockholders — the Company’s stock price increased by approximately 75% during fiscal 2018, significantly ahead of both 12% average growth for the S&P 500 and a 10% average decline for our media peers over the same period.

•

The strength of the Company’s domestic and international cable brands led to double-digit affiliate growth in every quarter of fiscal 2018 with the domestic growth driven by pricing strength while maintaining our overall level of subscribers, including distribution on all emerging virtual MVPD platforms.

•

Fox News Channel dominated the cable news landscape maintaining its position as the number one network on basic cable in both Prime and Total Day; Fox Business Network achieved its highest rated year ever.

•

20th Century Fox’s films led the industry in awards season, both in nominations and wins, earning six Academy Awards, including Best Picture for The Shape of Water, and seven Golden Globe Awards, following 27 nominations in both instances, the most of any studio and ended the year with the strong theatrical success of Deadpool 2.

•	FOX Sports was the leader in live events in 2017 with 256 billion minutes of live sports viewing, 17% more than its nearest competitor.

2018 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

•	The Company successfully negotiated and acquired key domestic sports rights, including National Football League’s Thursday Night Football and WWE’s SmackDown Live for Fox Sports.

•

FOX Broadcasting Company ended the broadcast season with increased cross-platform entertainment viewership on the strength of four of the top eight new dramas of the season including 9-1-1, The Orville, The Resident and The Gifted.

•

STAR India secured Indian Premier League’s (”IPL”) Global Media and Digital broadcast rights and, aided by the inaugural broadcast of the IPL, further penetration of its Hotstar platform and continued general entertainment growth, nearly doubled its profit contributions year over year.

•	Twentieth Century Fox Television production studio produced four of the top ten new dramas this past season and three shows that were No. 1 on their respective networks.

•	Net cash provided by operating activities was $4.2 billion.

As indicated in the graph below, the Company’s performance over the last five years, as measured by total stockholder return (“TSR”), as adjusted to reflect the share price value of 21st Century Fox following the separation of the Company’s business on June 28, 2013 into two independent publicly traded companies (the “Separation”), reflects a double-digit compound annual growth rate for TSR, exceeding that of our primary competitors in the entertainment and media industry and delivering extraordinary value to our stockholders.

Comparison of Cumulative Total Stockholder Return

FY2014 to FY2018

	6/30/2013	6/30/2014	6/30/2015	6/30/2016	6/30/2017	6/30/2018
21st Century Fox(a)	$100	$123	$115	$ 97	$102	$182
Entertainment & Media Peer Group Composite(b)	$100	$133	$154	$147	$169	$156
S&P 500	$100	$125	$134	$139	$164	$188

(a)	The Separation of News Corp is treated as a special dividend for the purposes of calculating total stockholder return for 21st Century Fox.
(b)	The peer companies for purposes of this analysis include CBS Corporation, Comcast Corporation, The Walt Disney Company and Viacom Inc.

Capital Returned to Stockholders

In fiscal 2018, we returned approximately $993 million to stockholders in dividends, bringing the total cash returned to stockholders in share repurchases and dividends over the last three years to approximately $8.3 billion.

Compensation Committee’s Annual Review of its Compensation Practices

At the 2017 Annual Meeting of Stockholders, the Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2017 proxy statement. The Company’s 2017 executive compensation program was approved by approximately 78% of the votes cast. The Compensation Committee considered the voting results and feedback from stockholders and whether the program was effective in fiscal 2017 and reflects stockholder interests. The Compensation Committee has not made any changes to the overall executive compensation program, other than certain actions in connection with the Transaction, because it believes the current compensation framework, which focuses on pay for performance and long-term growth, and includes an assessment of performance on ethics and compliance objectives, is operating as intended. In addition, the Disney Merger Agreement places restrictions on certain changes to our compensation structure prior to the closing of the Transaction. The Compensation Committee believes that the program is effectively aligning pay with individual and Company performance as described further in the following section “Pay-for-Performance Alignment” and properly incentivizing and retaining our named executive officers in connection with the Transaction. The Compensation Committee will continue to consider feedback

30	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

from stockholders and to monitor trends and developments to ensure that the Company’s executive compensation programs remain competitively positioned for executive talent and aligned with the interests of stockholders.

Below are examples of the Company’s executive compensation practices that the Compensation Committee considers to be effective in driving performance and supporting long-term growth for our stockholders while mitigating risk, and other executive compensation practices the Company does not engage in because they are inconsistent with the Compensation Committee’s philosophy and stockholder interests.

What We Do And Don’t Do
We align executive compensation with the interests of our stockholders

Pay for Performance: We closely link pay to performance. We set financial goals for Company performance which align our named executive officers’ interests with those of our stockholders. A significant portion of our named executive officers’ total target compensation is at-risk and performance-based.

Retain Critical Executives: The Retention RSUs granted in connection with the Transaction aim to support the retention of named executive officers who are critical to the completion of the Transaction. The Retention RSUs result in the issuance of shares upon vesting, providing named executive officers with value based on the same value of shares held by stockholders.

Use Multiple Performance Metrics: The Company’s annual bonus and long-term incentive programs for our named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon the achievement of target financial performance and individual and group contributions. The performance-based long-term incentive program, other than for the fiscal 2016-2018 performance period due to the modification in connection with the Transaction as described below, has relied on multiple pre-set, three-year financial performance metrics with the realized value of all outstanding awards also dependent on the Company’s share price at the time the awards vest.

Regular Review of Stock Utilization: The Company evaluates stock utilization by reviewing overhang levels (dilutive impact of potential shares to be earned as equity compensation) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares as well as the aggregate grant date expense of annual equity awards as a percentage of market capitalization value) to ensure Company-wide award practices are in-line with our competitors.

Our executive compensation programs are designed to mitigate undue risk-taking by our executives and to foster long-term growth for our stockholders	Cap Payouts: The Company’s payments to named executive officers are capped under both the performance-based annual bonus program and performance-based long-term incentive program.
Maintain a Clawback Policy: The Board has policies requiring the recoupment under certain circumstances of performance-based cash and equity compensation paid to the named executive officers.
Maintain Executive Stock Ownership Guidelines: The Compensation Committee maintains stock ownership guidelines which apply to the Company’s named executive officers.

Mitigate Undue Risk: The Company’s compensation programs include risk mitigation features, such as Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ bonus compensation. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

We adhere to executive compensation best practices

Consider Effectiveness of Compliance Programs in Compensation Decisions: The Compensation Committee Charter and the Company’s long-term incentive plan include the implementation and enforcement of effective compliance programs as a factor for the Compensation Committee to consider when reviewing and approving incentive awards, including annual bonus compensation. In addition, the Compensation Committee considers, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction.

No Excise Tax Gross-ups: The employment agreements with our named executive officers do not provide for any gross-up payments to cover excise taxes incurred by the executive.
No Tax Gross-ups for Personal Benefits: None of our named executive officers receive gross-ups for taxes on personal benefits.

No Single-Trigger Change in Control Agreements: None of our named executive officers’ employment agreements contains provisions that provide for “single-trigger” payments upon a change in control of the Company.

No Hedging: The Company prohibits all directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities.

No Pledging: The Company prohibits all executive officers and directors from pledging any Company securities that they hold directly or unvested equity compensation.
No Repricing of Stock Options or SARs: The Compensation Committee may not reprice stock options or stock appreciation rights without the approval of the Company’s stockholders.
No Dividends on Unearned Restricted Stock Units (“RSUs”) or Performance Stock Units (“PSUs”): No dividends or dividend equivalents are paid on unvested RSUs or PSUs during the performance period.

2018 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Pay-for-Performance Alignment

The graph below compares the relationship between changes in the total direct compensation awarded to the Company’s Chief Executive Officer and the Company’s TSR for the five fiscal years ending June 30, 2018, as adjusted to reflect the share price value of 21st Century Fox following the Separation. We believe this analysis demonstrates that our Chief Executive Officer’s compensation is, as intended, closely and appropriately linked to performance, including stock price performance, and that growth in the share price of the Company’s Class A Common Stock has generally outpaced the growth of our Chief Executive Officer’s compensation.

Comparison of CEO Total Direct Compensation (TDC) and

Indexed TSR for the Last Five Fiscal Years

	FY2013	FY2014	FY2015	FY2016	FY2017	FY2018

CEO TDC (K.R. Murdoch)(a)	N/A	$23,586	$22,010	N/A	N/A	N/A

CEO TDC (J.R. Murdoch)(b)	N/A	N/A	N/A	$20,577	$19,533	$49,722

Indexed TSR(c)	$100	$ 123	$ 115	$ 97	$ 102	$ 182

(a)	Total direct compensation reflects base salary, actual bonus payout and the grant-date fair value of PSUs.

(b)

Total direct compensation reflects base salary, actual bonus payout, the grant-date fair value of PSUs and, for fiscal 2018, the compensation awarded in connection with the Transaction, including the Retention RSUs and the impact of the PSU Awards for the fiscal 2016-2018 performance period vesting at the target level of performance. As indicated in the graph, excluding this compensation awarded in connection with the Transaction results in total direct compensation of approximately $22,717,000 for fiscal 2018.

(c)

Indexed TSR represents the value of $100 invested in the Company’s Class A Common Stock at the end of fiscal year 2013 and at the end of each following year. The Separation of News Corp is treated as a special dividend for the purposes of calculating total stockholder return for 21st Century Fox.

Compensation Philosophy

Our strategy and goal of creating long-term growth and value for stockholders drives our philosophy and how we design executive compensation programs and practices.

Our executives lead and manage one of the world’s leading media and entertainment companies in a fast-changing, competitive environment, and their responsibilities span operations around the world. Our executives are critical to the value we create for our stockholders.

Our compensation philosophy aims to achieve the following:

•	Provide a compensation program that drives performance;

•	Ensure our compensation policies and practices support both annual and long-term growth for stockholders; and

•	Structure compensation packages to attract, retain and motivate the top executive talent necessary for the Company’s success today and in the future.

32	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In designing compensation programs for our named executive officers, the Compensation Committee is guided by the following objectives:

•

Our compensation programs should incorporate a mix of fixed and performance-based compensation in the form of base salary, annual bonus compensation, performance-based long-term incentives and retirement and other benefit programs (as described below) to enable us to attract the highest quality talent to the Company.

•

Our individual pay decisions should consider trends in the industry in which the Company operates and competes and the executive’s performance, contributions, breadth and complexity of the role, and individual skills.

•	Our compensation programs should be communicated and implemented as clearly, specifically and transparently as possible.

•	Our incentive programs should respond to unique market requirements and provide a strong link between pay and performance.

In fiscal 2018, the Compensation Committee took certain actions to support the completion of the Transaction, which reflect its compensation philosophy and align the named executive officers’ interests with those of the Company’s stockholders. The Compensation Committee’s decisions provide incentives for our named executive officers, who are critical to the completion of the Transaction, to continue to secure the Company’s business, drive the completion of the Transaction, and focus on delivering strong Company performance and stockholder value.

How Executive Compensation Decisions Are Made

Role of the Compensation Committee and Executive Officers and Management in Compensation Decisions

Prior to approving or, as applicable, recommending each named executive officer’s compensation, the Compensation Committee reviews and analyzes the nature and amounts of all elements of each named executive officer’s total compensation package, both separately and in the aggregate, to ensure that each named executive officer’s compensation is performance-based and that an appropriate balance is maintained in focusing different elements of compensation on both the short-term and long-term performance of the Company. The Compensation Committee also considers, among other factors, information provided by its independent compensation consultant on peer companies and industry trends, the Company’s philosophy on internal pay parity, and the responsibilities and past performance of our named executive officers. In fiscal 2018, the Compensation Committee also considered the unique retention and incentive challenges presented by the Transaction. In addition, members of our senior management team keep informed of developments in compensation and benefits matters and participate in the gathering and presentation of facts related to these matters as requested by the Compensation Committee.

Role of Compensation Consultant

In fiscal 2018, the Compensation Committee retained the services of an external compensation consultant, FW Cook, to advise the Compensation Committee on its named executive officer and non-executive Director compensation practices and framework, compensation trends, and, from time to time, the structure of individual executive employment agreements.

For information on the Compensation Committee’s consideration of FW Cook’s independence, please see page 19 in the section titled “Corporate Governance Matters”.

Use of Information on Peer Companies and Industry Trends

In order to attract and retain the best talent, our executives’ compensation packages must remain competitive. Because the Company competes to recruit and retain executives against a relatively small number of large, complex, diversified and publicly-traded media and entertainment companies where executives possess skills and experience that are most relevant for the Company’s businesses, when reviewing the annual compensation program for fiscal 2018, the Compensation Committee focused on the compensation practices of CBS Corporation, Comcast Corporation, Time Warner Inc., The Walt Disney Company and Viacom Inc. However, for broader perspective, the Compensation Committee also considered the compensation practices of other publicly-traded entertainment and media, technology and telecommunications peer companies including AT&T Inc., Charter Communications, Inc., Discovery, Inc., DISH Network Corporation, Liberty Global plc, Netflix, Inc. and Verizon Communications Inc. However, the Compensation Committee does not justify its compensation decisions, nor attempt to maintain a specific target percentile in determining compensation, based on compensation provided to executives at its peer companies.

Although the Company does not use “benchmarks” with respect to individual compensation levels, the Compensation Committee regularly reviews the compensation practices of a group of our peer companies, consisting of other large publicly-traded entertainment and media companies, and select technology and telecommunications companies, as well as evolving broad market practices, to ensure that it remains informed when making compensation decisions. The Compensation

2018 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Committee considers the compensation practices of our peer companies but, because of the complex mix of industries and markets in which the Company operates, it believes that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation and does not use peer company data to base, justify or provide a framework for compensation decisions. The Compensation Committee also does not target any element of compensation or total compensation to a specific range within the peer companies. Rather, it uses peer company data to obtain a general understanding of current compensation practices. The Compensation Committee’s goal is to provide total compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which we conduct business. The Compensation Committee retains flexibility within the compensation program in order to respond to and adjust for specific circumstances and our evolving business environment.

Review of Internal Pay Parity

The Compensation Committee has determined that internal pay parity is critical to ensuring fairness and encouraging a collaborative team effort among the named executive officers. Accordingly, the Compensation Committee’s decisions concerning named executive officer compensation include a careful review of each named executive officer’s pay components and levels relative to other named executive officers with respect to role, seniority and/or levels of responsibility. In addition, the Compensation Committee has determined that it is appropriate to provide the same type of incentive compensation opportunities to each of the named executive officers.

Named Executive Officers’ Compensation Packages for Fiscal 2018

Introduction

The key elements of our executive compensation program for our named executive officers consist of base salary, annual bonus compensation that is based on an evaluation of Company and individual and group performance, performance-based long-term equity-based incentive awards, retention awards granted in connection with the Transaction and retirement benefits. The named executive officers also receive certain perquisites, but such perquisites are not a key element of compensation. The chart below illustrates why the Compensation Committee chooses to pay each element of compensation:

		Motivation		Alignment with Stockholder Interests
Element of Compensation	Attraction	Short-Term	Long-Term		Retention
Base Salary
Performance-Based Annual Bonus Compensation
Performance-Based Long-Term Equity-Based Incentive Awards
Retention Awards
Retirement Benefits

When making individual executive compensation decisions, the Compensation Committee considers such characteristics as the named executive officer’s leadership and management expertise, performance history, the complexity of the position and responsibilities, growth potential, term of service with the Company, reporting structure and internal parity. The Compensation Committee also takes into account certain other market factors, such as, among others, the significance of the industry and geographic markets (particularly New York City and Los Angeles) in which we operate and compete to the Company’s ability to attract and retain talent. In determining the amount of total compensation, the Compensation Committee considers both currently paid compensation and the opportunity for future compensation, as well as the mix of cash and equity-based compensation. The level of compensation of each of our named executive officers reflects these factors.

In fiscal 2018, our named executive officers were Messrs. K. Rupert Murdoch, Lachlan K. Murdoch, James R. Murdoch, John P. Nallen and Gerson Zweifach. Mr. K.R. Murdoch, the Company’s Executive Chairman, has served the Company or its subsidiaries or affiliates for 66 years. Mr. L.K. Murdoch, the Company’s Executive Chairman and a Director since 1996, previously served the Company in a number of executive roles from 1994 to 2005. Mr. J.R. Murdoch, the Company’s Chief Executive Officer, has served in a variety of leadership positions within the Company and with its affiliates for 22 years. Mr. Nallen, the Company’s Chief Financial Officer since July 2013, previously served as an Executive Vice President and Deputy Chief Financial Officer of the Company for 12 years, overseeing various functional areas including corporate finance, tax, internal audit and planning and analysis and has served the Company and its affiliates for more than 23 years. Mr. Zweifach, who joined the Company in 2012 as a Senior Executive Vice President and Group General Counsel, has more than 35 years of experience covering significant media and first amendment cases, as well as patent, antitrust and securities litigation matters. The depth of our named executive officers’ institutional knowledge, the breadth of their experience and their superior leadership talents have been instrumental and invaluable in making and maintaining 21st Century Fox as one of the pre-eminent international media and entertainment companies.

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The Compensation Committee believes that employment agreements are important tools to attract and retain executive talent. Accordingly, in fiscal 2018, Messrs. L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach were each a party to a negotiated employment agreement. (For a detailed description of these employment agreements, please see page 48 in the section titled “Employment Arrangements”.) Messrs. L.K. Murdoch and J.R. Murdoch’s compensation is intended to be commensurate with each of their responsibilities for the operational and strategic leadership of the Company and reflects each executive’s significant contributions to the Company as well as other achievements. Since Messrs. L.K. Murdoch and J.R. Murdoch share responsibility for the management and leadership of the Company, Messrs. L.K. Murdoch and J.R. Murdoch receive identical compensatory arrangements. Mr. Nallen’s compensation reflects his superior financial management and the desire to ensure his retention. Mr. Zweifach’s compensation reflects his strong leadership of the Company’s legal and compliance function and the desire to ensure his retention. Mr. K.R. Murdoch is not a party to an employment agreement, and his compensation for fiscal 2018 was determined and approved by the Compensation Committee. Mr. K.R. Murdoch plays an important leadership role in each of the Company’s key initiatives, offering invaluable insight and expertise, provides broad strategic vision for the Company and, in fiscal 2018, he continued to provide critical leadership to maintain the exceptional performance of Fox News Channel during a period of transition.

2018 Pay Mix

The Compensation Committee believes that a significant portion of the compensation awarded to our named executive officers should be performance-based and at-risk. As illustrated below, approximately 85% of the Chief Executive Officer’s and on average 76% of the other named executive officers’ fiscal 2018 target total direct compensation was “at-risk” and dependent upon performance, with most of the compensation subject to the achievement of short-term and long-term financial and business objectives. We believe that this balance of fixed and variable compensation is consistent with the Company’s executive compensation philosophy, maintains a strong link between the named executive officers’ compensation and Company performance, aligns the named executive officers’ interests with those of our stockholders and motivates executives to deliver strong results and create stockholder value.

FY18 Target Pay Mix(a)(b) Chief Executive Officer Average for the Other NEOs Base Salary Performance-Based Incentive Compensation Base Salary Performance-Based Incentive Compensation

(a)

Includes each named executive officer’s annual base salary, target annual bonus opportunity and the target PSU Award opportunity for the fiscal 2018-2020 performance period. These charts do not reflect the compensation awarded in connection with the Transaction.

(b)

Performance-based incentive compensation includes target annual bonus opportunity and target PSU Award opportunity. For the Chief Executive Officer, 40% of the target total direct compensation is comprised of the target annual bonus opportunity and 45% is comprised of the target PSU Award opportunity. For the other named executive officers, on average, approximately 40% of the target total direct compensation is comprised of the target annual bonus opportunity and approximately 35% is comprised of the target PSU Award opportunity. Stated NEO percentages are rounded to the nearest whole percent.

Base Salary

One element of compensation needed to attract and retain an employee in any organization is base salary. Base salary is the fixed element of a named executive officer’s annual cash compensation and does not vary with performance. The respective employment agreements of Messrs. L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach provide for a minimum base salary. At the time each of these employment agreements was entered into, each named executive officer’s base salary was established in the context of the nature of the named executive officer’s particular position, the responsibilities associated with that position, length of service with the Company, his experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors and the Company’s overall compensation philosophy.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee reviews annually the base salary of each of the named executive officers, subject to the terms of any applicable employment agreements. Base salary may be adjusted if the Compensation Committee determines that an adjustment is warranted or that a different mix of compensation elements may more appropriately compensate the individual named executive officer in light of the Company’s compensation objectives. There were no base salary changes for our named executive officers in fiscal 2018 from fiscal 2017.

Performance-Based Annual Bonus Compensation

The named executive officers have a direct influence on our operations and strategy. The Compensation Committee believes that a significant portion of each named executive officer’s total compensation opportunity should be based upon individual and group contributions and the Company’s financial and operating performance. This framework fosters a performance-driven, pay-for-performance culture that aligns our named executive officers’ interests with those of our stockholders while also rewarding the named executive officers for superior individual and group achievements.

In August 2017, the Compensation Committee approved the framework for the fiscal 2018 Annual Bonus (as defined below). The Compensation Committee determined that two-thirds of the Annual Bonus would be based on achievement of a target financial performance metric and one-third would be based on qualitative factors, including the contributions by each and the group of named executive officers (the “Annual Bonus”). The Compensation Committee selected adjusted OIBDA1 as the financial performance metric for fiscal 2018 because it believes that this metric reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility. The Compensation Committee also determined the following performance levels for the achievement of the financial performance metric, with performance that falls between the specified performance levels to be interpolated broadly on a linear basis:

Performance Level	Performance Goal as a Percentage of Target OIBDA	Payout as a Percentage of Financial Performance Portion of the Annual Bonus
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%

The Compensation Committee approved the following target and maximum Annual Bonus opportunities for fiscal 2018 for each of Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach:

Named Executive Officer	Fiscal 2018 Target Annual Bonus Opportunity	Fiscal 2018 Maximum Annual Bonus Opportunity
K. Rupert Murdoch	$10.5 million	$21.0 million
Lachlan K. Murdoch(a)	$8.0 million	$16.0 million
James R. Murdoch(a)	$8.0 million	$16.0 million
John P. Nallen(a)	$4.0 million	$8.0 million
Gerson Zweifach(a)	$3.5 million	$7.0 million

(a)	The Annual Bonus target and maximum opportunity are provided for in the named executive officer’s employment agreement.

For fiscal 2018, the Compensation Committee set a target performance range for OIBDA of $7.40 billion to $7.50 billion. A target range is used, rather than a specific goal, to address challenges associated with setting performance goals with precision and to avoid unintended windfalls or shortfalls in actual payouts to the named executive officers. The Company’s fiscal 2018 OIBDA was $7.03 billion and therefore the Compensation Committee determined that 87% of the target quantitative portion of the Annual Bonus was achieved.

In accordance with the Annual Bonus framework, the Compensation Committee also considered qualitative factors, including contributions to the Company’s financial and non-financial objectives in fiscal 2018, when determining each eligible named executive officer’s Annual Bonus. The Company operates in a dynamic, rapidly evolving and highly competitive industry and the Compensation Committee considered not only individual performance but also the collective efforts and collaboration of the named executive officers that is imperative for success. The named executive officers, individually and as a group, had the following notable achievements in fiscal 2018:

•

Led successful negotiations with Disney on the Transaction which is expected to unlock the value potential of our iconic brands, and enhance our businesses’ abilities to accelerate growth and expand their impact in the rapidly evolving media

[1]

OIBDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. OIBDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Equity (losses) earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense, Loss from discontinued operations, net of tax and Net income attributable to noncontrolling interests. No adjustments were made to OIBDA for fiscal 2018.

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marketplace. The Transaction unlocked enormous value for stockholders with the Company’s stock price increasing by approximately 75% during fiscal 2018, significantly ahead of both 12% average growth for the S&P 500 and a 10% average decline for our media peers over the same period.

•	Provided leadership under which the Company delivered solid financial results and strengthened its core operations.

•	Grew the Company’s cable channel and television businesses by continuing to increase affiliate and retransmission compensation.

•	Leveraged the strength of our leadership in India by growing OIBDA at STAR India and developing Hotstar into one of the fastest growing digital video platforms in the world.

•

Secured key transformational domestic and international sports rights, including National Football League’s Thursday Night Football and WWE’s SmackDown Live for Fox Sports and added IPL’s Global Media and Digital broadcast rights while extending our Board of Control for Cricket in India (BCCI) cricket rights at STAR India.

•	Strengthened the Company’s balance sheet and increased its cash reserves resulting in flexibility to invest in organic and inorganic growth opportunities.

•	Successfully secured all necessary regulatory approvals associated with the Company’s bid for Sky.

•

Guided the execution of our key strategic priorities including the creation of compelling storytelling, enhancement of the customer experience of our digital video brands and the leveraging of our positions in developing markets.

The Compensation Committee determined that the significant achievements described above of the named executive officers, individually and as a group, made contributions to drive the overall success of the business as well as its financial and strategic objectives and through strategic transactions, most notably the Transaction, delivered unparalleled value to stockholders, and therefore awarded 200% of the target qualitative portion of the Annual Bonus to Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach. In addition, the Compensation Committee considered it appropriate to align the percentage of the target qualitative portion of the Annual Bonus awarded to each named executive officer to recognize the collaborative effort in fiscal 2018 that led to the Company’s strong performance and supported the planned completion of the Transaction. The Compensation Committee Charter and the Company’s long-term incentive plan include the implementation and enforcement of effective compliance programs as a factor for the Compensation Committee to consider when reviewing and approving incentive awards, including annual bonus compensation. The Compensation Committee considers, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the annual bonus payout is appropriate and, if so, the amount of such reduction. During fiscal 2018, management regularly reported to the Audit Committee its progress in carrying out the Company’s ethics and compliance objectives. In assessing the Company’s continued execution of its ethics and compliance program, the Audit Committee considered the extent to which progress was made in a variety of compliance areas as well as whether such progress would contribute to the Company’s long-term ethics and compliance objectives. As described herein, based on the Audit Committee’s assessment of management’s performance on ethics and compliance objectives, the Compensation Committee did not reduce the qualitative portion of the annual bonus payout for the named executive officers for fiscal 2018.

In light of the Compensation Committee’s consideration of these factors, the Compensation Committee confirmed the payout multiples set forth below and calculated the Annual Bonuses, which were paid in cash, as follows:

	Fiscal 2018 Target Annual Bonus Opportunity	OIBDA			Qualitative Performance			Calculated Annual Bonus Amount
Named Executive Officers		66.7% of Target	Multiple	Subtotal	33.3% of Target	Multiple	Subtotal
K. Rupert Murdoch	$10,500,000	$7,000,000	87%	$6,090,000	$3,500,000	200%	$7,000,000	$13,090,000
Lachlan K. Murdoch	$ 8,000,000	$5,333,333	87%	$4,640,000	$2,666,667	200%	$5,333,334	$ 9,973,334
James R. Murdoch	$ 8,000,000	$5,333,333	87%	$4,640,000	$2,666,667	200%	$5,333,334	$ 9,973,334
John P. Nallen	$ 4,000,000	$2,666,667	87%	$2,320,000	$1,333,333	200%	$2,666,666	$ 4,986,666
Gerson Zweifach	$ 3,500,000	$2,333,333	87%	$2,030,000	$1,166,667	200%	$2,333,334	$ 4,363,334

Performance-Based Long-Term Equity-Based Incentive Awards

The purpose of granting performance-based long-term equity-based awards to the named executive officers is to align further their compensation with the long-term performance of the Company and link the named executive officers’ interests directly to those of the Company’s stockholders. In order to accomplish these objectives, the Compensation Committee designed a performance-based long-term equity-based incentive program and approved the annual grant of PSUs that will have a three-year performance measurement period (the “PSU Award”). The PSUs will vest after the completion of the three-year

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COMPENSATION DISCUSSION AND ANALYSIS

performance period, based upon the following performance metrics that will be measured against targets established at the beginning of each performance period: (i) average annual adjusted earnings per share (“EPS”) growth; (ii) average annual adjusted free cash flow (“FCF”) growth; and (iii) the Company’s three-year TSR as measured against the three-year TSR of the companies that comprise the Standard & Poor’s 500 Index (excluding financial, real estate and energy sector companies) (the “S&P 500”) (collectively, the “Performance Metrics”).

Adjusted EPS is calculated by dividing adjusted net income by the number of shares of stock (or stock equivalents) of the combined classes of the Company’s common stock utilized in the Financial Statements (as defined below) for the respective fiscal year in determining diluted earnings per share, after adjusting for new share issuances and the effect of corporate reorganizations such as stock splits. Adjusted net income is determined by eliminating the effect on net income (as reported in the Company’s audited consolidated financial statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “Financial Statements”) and determined in accordance with United States generally accepted accounting principles) of the following items, which will apply equally to income and losses from “Associated Entities” (as such term is used in the Financial Statements) included in net income: (i) non-cash intangible asset impairment charges and write downs on investments to realizable values; (ii) gains or losses on the sale or other disposition of businesses or investments; (iii) items considered to be of an unusual nature or of a type that indicates infrequency of occurrence; (iv) the impact of changes in accounting in the fiscal year of such change (with the intent being to measure adjusted net income in each fiscal year on the same bases of accounting); (v) costs of material business restructurings, reorganizations and relocations (includes severances, shut down, asset writeoffs - whether immediately recognized or the incremental impact of accelerated charges over the restructuring period); and (vi) gains and losses from capital and debt issuances and retirements. FCF means operating income before depreciation and amortization, less cash interest, operating taxes paid, working capital requirements and capital expenditures, plus distributions/dividends received and non-cash compensation expense, all determined from continuing operations. Comparable adjustments made to net income in accordance with the definition of adjusted net income will be made to FCF to the extent they impact FCF. For Adjusted EPS and Adjusted FCF, the determination may reflect such other adjustments as described below which the Compensation Committee deems appropriate to reflect the Performance Metric so as to not distort the calculation of the Performance Metric.

The Compensation Committee selected these Performance Metrics because it believes these metrics are critical to the Company’s long-term creation of stockholder value. Specifically, EPS is one of the primary measures used by the Company, investors and analysts to assess Company and management performance; FCF gives a clear view of the Company’s ability to generate cash that can be used for investments in the business, returns to stockholders and other actions which enhance stockholder value; and relative TSR strengthens the alignment with the long-term interests of our stockholders while considering a broad and stable collection of comparator group companies that offer alternative capital investment opportunities. The Company adjusts EPS and FCF to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. This ensures that executives are not unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of unexpected and uncontrollable events or as a result of strategic events that are in the long-term interest of stockholders. The target weighting for the adjusted EPS growth, adjusted FCF growth and TSR performance metrics are 40%, 40% and 20%, respectively. The target level for the relative TSR performance metric for the PSU Awards for the fiscal 2018-2020 performance period was set at the 50th percentile with a threshold performance level of 25th percentile and a maximum performance level of greater than or equal to the 75th percentile.

All outstanding PSUs awarded to the named executive officers are stock-settled and, in order to further align our executive compensation with total return to stockholders, are eligible for dividend equivalents. Each stock-settled PSU represents the right to receive one share of Class A Common Stock, which enables the Company to fix its compensation expense based on the share price on the date the award is granted and eliminate any volatility in compensation expenses that may result from using cash-settled equity awards, and may promote increased stock ownership by our named executive officers. The stock-settled PSUs were awarded under the 2013 Long-Term Incentive Plan (the “2013 LTIP”).

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COMPENSATION DISCUSSION AND ANALYSIS

Within 90 days of the beginning of each performance period, the Compensation Committee establishes for each of the Performance Metrics, performance ranges and payout ranges for the performance period. The Compensation Committee also determines the target opportunity for each of the named executive officers for the performance period, expressed as a dollar value (the “PSU Target Value”). The PSU Target Value will be converted into a target number of PSUs (the “PSU Target Number”) which, for fiscal 2018, was based on the average closing price of the Class A Common Stock for the 20 trading days ending on June 30. For the fiscal 2018-2020 performance period, the Compensation Committee established in August 2017 the following PSU Target Value, and corresponding target number of PSUs, for each of Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach:

Named Executive Officer	Fiscal 2018-2020 Performance Period Target PSU Award Opportunity ($ value)	Fiscal 2018-2020 Performance Period Target PSU Award Opportunity (number of PSUs)(a)
K. Rupert Murdoch	$5.7 million	205,553
Lachlan K. Murdoch(b)	$9.0 million	324,558
James R. Murdoch(b)	$9.0 million	324,558
John P. Nallen(b)	$4.0 million	144,248
Gerson Zweifach(b)	$3.0 million	108,186

(a)

The PSUs are eligible for dividend equivalents which will be represented by additional units representing shares of Class A Common Stock credited at the time performance under the PSU Award is certified and will be payable when, and only to the extent that, the underlying PSU Award vests.

(b)	The target PSU Award opportunity is provided for in the named executive officer’s employment agreement.

Following the end of the performance period, the Compensation Committee will evaluate and certify the average year over year adjusted EPS growth and the average year over year adjusted FCF growth and the Company’s three-year relative TSR compared to the S&P 500 and determine the weighted payout (the “Final Performance Factor”); provided, however, the final payout cannot exceed 150% of the PSU Target Number and subject to the limitations set forth in the 2013 LTIP. Performance in a single year generally will not be indicative of the results for the entire performance period. Subject to the attainment of one or more of the Performance Metrics, at the end of the performance period, the named executive officers will be credited with a number of PSUs, which will be determined by multiplying the PSU Target Number by the Final Performance Factor (the “Final PSU Credits”). Each of the named executive officers will then receive the number of shares of Class A Common Stock equal to his Final PSU Credits, together with any accrued dividend equivalents (beginning with PSU Awards for the fiscal 2017-2019 performance period), subject to the limitations set forth in the 2013 LTIP. The “Payment Date” will generally be August 15 of the applicable year or the next business day after August 15. Thus, the Final PSU Credits and their value reflect both Company performance and any change in the value of the Company’s Class A Common Stock over the three-year performance period, as well as any dividends paid on such Class A Common Stock during the performance period. As further described in the section titled “Retention RSUs”, the named executive officers are not eligible to receive a PSU Award for the fiscal 2019-2021 performance period.

For additional information regarding treatment of outstanding PSU Awards in the Transaction please see the Form S-4.

Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2016-2018 Performance Period

The PSU Awards granted in August 2015 had a three-year performance period ending on June 30, 2018 and had performance measures based on average annual adjusted EPS growth, average annual adjusted FCF growth, and the Company’s three-year TSR as measured against the three-year TSR of the companies that comprise the S&P 500. As contemplated by the Disney Merger Agreement, in February 2018, the Compensation Committee determined that, subject to satisfaction of one of the Performance Metrics as described below, the outstanding PSU Awards for the fiscal 2016-2018 performance period granted to all participants in the PSU Award program, including the Company’s named executive officers, will pay out based on the target level of performance, in accordance with the original vesting schedule. The Compensation Committee believes this change, which follows the current compensation program of aligning compensation with the interests of our stockholders, will drive substantial stockholder value by strengthening retention incentives for key employees at a time of uncertainty while the Company completes the Transaction.

In August 2018, the Compensation Committee reviewed the Company’s performance for the fiscal 2016-2018 performance period with respect to the PSUs granted in August 2015. The Compensation Committee certified a three-year relative TSR percentile ranking at the 57th percentile, surpassing the required threshold percentile ranking, which was set at the 25th percentile, and determined that the performance metric relating to TSR was attained. Therefore, as further described in the section titled “Compensation Deductibility Policy”, Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch and Zweifach were

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COMPENSATION DISCUSSION AND ANALYSIS

eligible to receive the maximum number of PSUs. In accordance with its decision to pay out the fiscal 2016-2018 PSU awards based on target level performance, the Compensation Committee applied a Final Performance Factor of 100%. As a result, Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach each received shares of the Company’s Class A Common Stock equal to the Final PSU Credits described below.

Named Executive Officers	Fiscal 2016-2018 Performance Period Target PSU Award Opportunity	Final Performance Factor	Fiscal 2016-2018 Final PSU Credits
K. Rupert Murdoch	173,094	100%	173,094
Lachlan K. Murdoch	273,307	100%	273,307
James R. Murdoch	273,307	100%	273,307
John P. Nallen	121,469	100%	121,469
Gerson Zweifach	75,918	100%	75,918

Retention RSUs

In February 2018, the Compensation Committee made the following special grant of Retention RSUs to its named executive officers with a grant date value equal to two times the value of each named executive officer’s respective target PSU Award opportunity for the fiscal 2018-2020 performance period:

Named Executive Officer	Retention RSUs ($ value)	Shares Underlying Retention RSUs(a)
K. Rupert Murdoch	$11.4 million	360,873
Lachlan K. Murdoch	$18.0 million	569,800
James R. Murdoch	$18.0 million	569,800
John P. Nallen	$ 8.0 million	253,244
Gerson Zweifach	$ 6.0 million	189,933

(a)

The Retention RSUs are eligible for dividend equivalents which will be represented by additional units representing shares of Class A Common Stock and will be payable when, and only to the extent that, the underlying Retention RSUs vest.

The Retention RSUs will vest 50% shortly prior to the completion of the Transaction and 50% on the 15-month anniversary of the completion of the Transaction, subject to the named executive officer’s continued employment through the applicable vesting date. The Retention RSU grants will be subject to accelerated vesting in the event of a termination of employment (1) by the employer for any reason other than a termination for cause or (2) following the Transaction, upon a resignation for good reason. In the event that the Transaction does not occur and the Disney Merger Agreement is terminated in accordance with its terms, the Retention RSUs will fully vest and convert to the Company’s Class A Common Stock on the later of (i) December 13, 2019 and (ii) the date on which the Disney Merger Agreement is terminated, subject to the named executive officer’s continued employment through the applicable vesting date or an earlier qualifying termination of employment. For additional information regarding treatment of the outstanding Retention RSUs upon a termination of employment, please see the section titled “Potential Payments Upon Termination”.

The Compensation Committee believes that granting time-based awards in the form of Retention RSUs will strengthen the retention incentives for key employees and represents the most effective approach to long-term incentive compensation in light of the Company’s decision to undertake a fundamental change and enter into the Disney Merger Agreement. The grant of Retention RSUs was in lieu of recipients being eligible for a PSU Award for the fiscal 2019-2021 performance period.

For additional information regarding treatment of outstanding Retention RSUs in the Transaction please see the Form S-4.

Certain Other Actions Related to Equity-Based Awards

The Compensation Committee has approved certain amendments to the PSU Awards for the fiscal 2018-2020 performance period. These amendments include aligning, where applicable, the treatment of these awards upon termination of employment with the Company’s ordinary course practice for named executive officers. For more details and a description of the payments that our named executive officers may be eligible to receive upon a termination of employment, please see the section titled “Potential Payments Upon Termination”.

Retirement Benefits

Our defined-benefit pension plans serve as an important retention tool for long-term executives. In addition to a broad-based, tax-qualified pension plan, we also administer a Supplemental Executive Retirement Plan (“SERP”), which increases the retirement benefits of its participants above the amounts available under our broad-based plan, as limited by the Internal

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COMPENSATION DISCUSSION AND ANALYSIS

Revenue Code, and in which certain of our executives participate. As an additional retention incentive, certain of the named executive officers participate in the Company’s Individual Supplemental Employee Retirement Agreement Plan (“ISERA”), which provides enhanced benefits to certain of the Company’s executives. The ISERA also provides enhanced retirement health benefits to the participating executives and their spouses. The SERP and the ISERA are non-qualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency. For additional information on these arrangements and plans, please see the Pension Benefits Table and the Potential Payments Upon Termination Table, together with their accompanying footnotes, and the section titled “Description of Pension Benefits”.

Perquisites

Our named executive officers are provided with limited types of perquisites and other personal benefits that the Compensation Committee feels are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a very small percentage of each named executive officer’s total compensation package. Some perquisites are intended to serve a specific business need for the benefit of the Company; however, it is understood that some may be used for personal reasons as well. The perquisites received by each named executive officer in fiscal 2018, as well as their incremental cost to the Company, are reported in the Summary Compensation Table and its accompanying footnotes below.

Framework for Fiscal 2019 Performance-Based Annual Bonus Compensation

In August 2018, the Compensation Committee approved the framework for the fiscal 2019 Annual Bonus. The Compensation Committee determined that two-thirds of the fiscal 2019 Annual Bonus would be based on achievement of target adjusted OIBDA, and one-third would be based on qualitative factors, including the contributions by each and the group of named executive officers. The Compensation Committee selected adjusted OIBDA as the financial performance metric for fiscal 2019 because it continues to believe that this metric reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility. In reaching this decision, the Compensation Committee concluded that the Annual Bonus program was properly rewarding the named executive officers for Company and individual and group achievements and effectively aligning their interest with those of our stockholders. The Compensation Committee also determined the following performance levels for the achievement of the financial performance metric, with performance that falls between the specified performance levels to be interpolated broadly on a linear basis:

Performance Level	Performance Goal as a Percentage of Target Adjusted OIBDA	Payout as a Percentage of Financial Performance Portion of the Annual Bonus
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%

Also in August 2018, the Compensation Committee approved the following target and maximum Annual Bonus opportunities for fiscal 2019 for each of Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach:

Named Executive Officer	Fiscal 2019 Target Annual Bonus Opportunity	Fiscal 2019 Maximum Annual Bonus Opportunity
K. Rupert Murdoch	$10.5 million	$21.0 million
Lachlan K. Murdoch(a)	$ 8.0 million	$16.0 million
James R. Murdoch(a)	$ 8.0 million	$16.0 million
John P. Nallen(a)	$ 4.0 million	$ 8.0 million
Gerson Zweifach(a)	$ 3.5 million	$ 7.0 million

(a)	The Annual Bonus target and maximum opportunity are provided for in the named executive officer’s employment agreement.

In the event that the completion of the Transaction occurs prior to the Company paying the Annual Bonus, then as described in the Disney Merger Agreement, at the time of the Transaction, each named executive officer will receive the Annual Bonus based on the achievement of the target level of performance, prorated based on the number of days in the applicable performance period that have elapsed as of the completion of the Transaction, to be paid as soon as practicable after the completion of the Transaction.

Severance and Change in Control Arrangements

The employment agreements of Messrs. L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach contain negotiated severance provisions that provide benefits to these named executive officers upon their separation from the Company, which are more

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COMPENSATION DISCUSSION AND ANALYSIS

fully described in the section titled “Potential Payments Upon Termination”. None of the named executive officers’ employment agreements or other arrangements contains provisions that guarantee a payment upon a change in control of the Company.

In connection with entering into the Disney Merger Agreement the Compensation Committee approved the adoption of a severance plan (the “Severance Plan”) in which eligible employees including the named executive officers will participate. The Severance Plan will become effective as of the closing of the Transaction and remain in effect in respect of a termination of employment that occurs within one year following the closing of the Transaction. Under the Severance Plan, in the event of a termination of employment (1) by the employer for any reason other than a termination for cause, (2) upon a resignation for good reason or (3) due to death or disability, each named executive officer will be eligible to receive the following payments but only to the extent such payments are greater than the payments provided under his employment agreement: (a) two times the sum of his base salary and average Annual Bonus paid in the previous two years, (b) a prorated target Annual Bonus for the year of termination, (c) reimbursement of COBRA premiums for one and a half years and (d) seven months of outplacement assistance.

Employment Agreements

The Compensation Committee believes that employment agreements are important tools to attract and retain executive talent. Described below is a summary of a letter agreement entered into with Mr. Nallen in fiscal 2018.

Letter Agreement for John Nallen

In June 2018, the Company entered into a letter agreement with Mr. Nallen (the “Nallen Letter Agreement”), amending his employment agreement that was scheduled to expire on June 30, 2018. The Nallen Letter Agreement, effective June 22, 2018, extends the term of Mr. Nallen’s employment through June 30, 2021. The Nallen Letter Agreement did not increase Mr. Nallen’s compensation.

By extending the term of Mr. Nallen’s employment agreement, the Compensation Committee recognized the importance of retaining Mr. Nallen to provide key leadership through the completion of the Transaction and to continue to deliver value to our stockholders.

For a further discussion of Mr. Nallen’s employment arrangements, please see page 49 in the section titled “Employment Arrangements—Summary of John P. Nallen’s Employment Agreement.”

Recoupment of Previously Paid Named Executive Officer Performance-Based Compensation

The Board of Directors has policies requiring the recoupment of performance-based compensation paid to the named executive officers in the event of certain financial restatements or of other bonus compensation in certain other instances. The policies require reimbursement, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.

Prohibition on Hedging and Pledging of 21st Century Fox Stock

The Company prohibits all directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities, including options, warrants, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, trading in straddles and the like. However, holding and exercising stock options, restricted stock units or other derivative securities granted under the Company’s equity compensation plans is not prohibited.

The Company prohibits all executive officers and directors from pledging any Company securities that they hold directly or unvested equity compensation.

Executive Stock Ownership Guidelines

The Compensation Committee believes that the named executive officers of the Company should have an appropriate equity ownership in the Company to further align stockholders’ and the named executive officers’ interests. Accordingly, the Compensation Committee has adopted stock ownership guidelines which apply to the named executive officers as follows:

Title	Ownership Guideline
Executive Chairman	5 times base salary
Chief Executive Officer	5 times base salary
Chief Financial Officer	2 times base salary
Group General Counsel	1 times base salary

42	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Each executive will be required to achieve the appropriate ownership level within five years from the end of the fiscal year in which the executive first becomes subject to the ownership guidelines. To ensure executives make continuous progress toward their respective targets, executives must own 25% of the guideline by the end of the second fiscal year after becoming subject to the guidelines, 50% after the end of the third fiscal year and 75% by the end of the fourth fiscal year. If an executive’s guideline increases, then after the initial five-year compliance period, the executive will have an additional three years to achieve the increased guideline.

Although each executive has until the end of fiscal 2019 to achieve the appropriate ownership level (with the exception of Mr. L.K. Murdoch who has until the end of fiscal 2021 and Mr. J.R. Murdoch who has until the end of fiscal 2022 with respect to his increased guideline), as of June 30, 2018, each executive is in compliance with the applicable guideline.

Compensation Deductibility Policy

In approving compensation for fiscal 2018, the Compensation Committee took into account Section 162(m) of the Internal Revenue Code. At the time the Compensation Committee made its decisions for fiscal 2018 compensation, Section 162(m) generally limited to $1 million the U.S. federal tax deductibility of compensation paid in one year to the named executive officers except for, pursuant to Internal Revenue Service pronouncements, Mr. Nallen, our Chief Financial Officer. Section 162(m) also provided that performance-based compensation may qualify for an exception to the limit on deductibility, provided that the plan under which such compensation is paid meets certain requirements, including stockholder approval. The Tax Cuts and Jobs Act (the “Act”) signed into law in December 2017 made certain changes to Section 162(m), effective for taxable years beginning after December 31, 2017, including, among others, expanding the number of individuals covered by Section 162(m) to include a company’s chief financial officer and eliminating the exception for performance-based compensation. The Act provides for transition relief for compensation payable pursuant to a written binding contract in effect on November 2, 2017 that is not subsequently materially modified.

The Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary and long-term incentives, and exceeding the maximum bonus amount provided for under the Annual Bonus, in order to provide appropriate compensation. While accounting and tax treatment are relevant issues to consider, the Compensation Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in non-deductible compensation expenses for tax purposes.

As part of the executive compensation program, the named executive officers are eligible to receive performance-based annual bonus compensation and performance-based long-term equity-based incentive awards under the Company’s long-term incentive plan. Each of the Annual Bonus and the Company’s long-term incentive plan is intended to permit awards that comply with the Section 162(m) exception for performance-based compensation prior to its elimination under the Act. The stockholders of the Company have approved both of these plans. Despite the Compensation Committee originally structuring fiscal 2018 annual bonus compensation and performance-based long-term equity-based incentive awards to be eligible for deductibility under Section 162(m), as described below, because of the ambiguities and uncertainties as to the anticipated scope of the application of the transition relief under the Act, and the limited guidance interpreting such transition relief, no assurance can be given that compensation for fiscal 2018 that had originally been intended to satisfy the requirements for exemption from Section 162(m) will, in fact, be fully deductible.

For tax purposes, in order to preserve the ability to deduct annual performance-based compensation under Section 162(m), as it existed prior to the enactment of the Act, the Annual Bonus is conditioned upon the funding of a bonus pool (the “Annual Bonus Pool”). For fiscal 2018, the Compensation Committee approved a formula for funding the Annual Bonus Pool of 2.0% of the Company’s adjusted OIBDA for the fiscal year, which represents the maximum annual performance-based compensation that is payable. Additionally, the Company’s Annual Bonus program caps the amount to be paid to an individual in any fiscal year with an aggregate total of $60 million payable to all eligible participants in fiscal 2018. The Compensation Committee selected adjusted OIBDA as the performance measure for the funding of the Annual Bonus Pool because it best reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility given the nature of the Company’s business.

In August 2018, the Compensation Committee certified the OIBDA and the maximum annual bonus amounts for Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch and Zweifach. The Compensation Committee then exercised its downward discretion to adjust the actual payments to the level that was awarded to Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch and Zweifach according to the methodology described above. Please see the section titled “Performance-Based Annual Bonus Compensation”.

2018 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

With respect to the Company’s long-term incentive plan, the Compensation Committee also establishes performance goals for PSUs, with the intent that they will be eligible for deductibility under Section 162(m), as it existed prior to the enactment of the Act, as described in the section titled “Performance-Based Long-Term Equity-Based Incentive Awards”. In August 2018, the Compensation Committee certified that one of the Performance Metrics was attained and that Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch and Zweifach were eligible to receive the maximum number of PSUs for the 2016-2018 performance period. The Compensation Committee then exercised its downward discretion to adjust the actual payments to the level that was awarded to Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch and Zweifach in accordance with its determination in February 2018 that, subject to satisfaction of one of the Performance Metrics, the PSU Awards for the fiscal 2016-2018 performance period will pay out based on the target level of performance. Please see the section titled “Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2016-2018 Performance Period”.

44	2018 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and this proxy statement.

THE COMPENSATION COMMITTEE:

James W. Breyer (Chairman)

Sir Roderick I. Eddington

Jacques Nasser

Robert S. Silberman

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During fiscal 2018, the Compensation Committee consisted of the following non-executive directors: James W. Breyer (Chairman), Sir Roderick I. Eddington, Jacques Nasser and Robert S. Silberman, all of whom the Board has determined are independent in accordance with NASDAQ listing rules. There are no interlocking relationships as defined in the applicable SEC rules.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped, and recoupment provisions for named executive officers’ bonus compensation in the event of certain financial restatements or certain other instances.

2018 Proxy Statement	45

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2018

The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2018, June 30, 2017 and June 30, 2016, respectively, for the Company’s Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers of the Company (collectively, the “named executive officers”) who served in such capacity on June 30, 2018.

Name and Principal Position	Fiscal Year	Salary	Stock Awards(a)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(b)	All Other Compensation(c)	Total
K. Rupert Murdoch Executive Chairman	2018	$7,100,000	$23,273,953	(d)	$13,090,000	$ 5,644,000	$125,601	$49,233,554
	2017	$7,100,000	$ 5,404,292		$10,500,000	$ 6,117,000	$180,611	$29,301,903
	2016	$7,100,000	$ 6,420,056		$ 9,765,000	$11,127,000	$178,394	$34,590,450
Lachlan K. Murdoch Executive Chairman	2018	$3,000,000	$36,748,401	(d)	$ 9,973,334	$ 728,000	$219,996	$50,669,731
	2017	$3,000,000	$ 8,533,112		$ 8,000,000	$ 959,000	$121,730	$20,613,842
	2016	$3,000,000	$10,136,957		$ 7,440,000	$ 3,026,000	$114,321	$23,717,278
James R. Murdoch Chief Executive Officer	2018	$3,000,000	$36,748,401	(d)	$ 9,973,334	$ —	$542,126	$50,263,861
	2017	$3,000,000	$ 8,533,112		$ 8,000,000	$ 589,000	$193,832	$20,315,944
	2016	$3,000,000	$10,136,957		$ 7,440,000	$ 5,624,000	$178,716	$26,379,673
John P. Nallen Senior Executive Vice President and Chief Financial Officer	2018	$2,000,000	$16,332,590	(d)	$ 4,986,666	$ 471,000	$ 59,410	$23,849,666
	2017	$2,000,000	$ 3,792,491		$ 4,000,000	$ 630,000	$ 42,042	$10,464,533
	2016	$2,000,000	$ 4,505,285		$ 3,720,000	$ 1,830,000	$ 41,072	$12,096,357
Gerson Zweifach Senior Executive Vice President and Group General Counsel	2018	$3,000,000	$11,924,526	(d)	$ 4,363,334	$ —	$105,727	$19,393,587
	2017	$3,000,000	$ 2,370,310		$ 2,500,000	$ —	$ 39,294	$ 7,909,604
	2016	$3,000,000	$ 2,815,799		$ 2,325,000	$ —	$ 39,119	$ 8,179,918

(a)

The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal year and the incremental fair value resulting from the modification of the outstanding PSU Awards for the fiscal 2016-2018 performance period.

The grant date fair value of the PSU awards reflects the effect of the market condition by using a Monte Carlo analysis to estimate the TSR ranking of the Company among the S&P 500 Index companies, excluding finance, real estate and energy companies, over the performance period.

(b)

The values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s June 30, 2018 audited consolidated financial statements. The change in actuarial present value for each named executive officer’s accumulated pension benefits under the applicable Company pension plan(s) from year to year as reported in the Summary Compensation Table is subject to interest rate volatility and may not represent, nor does it affect, the value that a named executive officer will actually accrue under the Company’s pension plans during any given fiscal year. The change in pension value in the fiscal year ended June 30, 2018 was primarily due to the accrual of an additional year of benefits partially offset by a change in the discount rate and mortality.

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EXECUTIVE COMPENSATION

(c)	All Other Compensation paid in the fiscal year ended June 30, 2018 is calculated based on the incremental cost to the Company and is comprised of the following:

	K. Rupert Murdoch	Lachlan K. Murdoch	James R. Murdoch	John P. Nallen	Gerson Zweifach
Perquisites
Personal Use of Corporate Aircraft	$ 42,304	$192,461	$477,990	$11,481	$ 66,258
Personal Use of Corporate Car/Car Allowance	25,468	14,400	23,857	22,860	14,400
Company Contributions to 401(k) Plan	9,625	9,625	9,625	9,625	9,625
Life Insurance Premiums(1)	48,204	3,510	30,654	15,444	15,444
Total	$125,601	$219,996	$542,126	$59,410	$105,727

(1)	Represents imputed income to the NEOs under the Company’s executive life insurance program.

(d)

In connection with the Transaction, in February 2018, the Compensation Committee determined that, subject to satisfaction of one of the Performance Metrics, the outstanding PSU Awards for the fiscal 2016-2018 performance period granted to the Company’s named executive officers, will pay out based on the target level of performance. Also in connection with the Transaction, the Compensation Committee granted Retention RSUs to the Company’s named executive officers. Recipients of the Retention RSUs are not eligible to receive a PSU Award with respect to the fiscal 2019-2021 performance period. The following table sets forth the total compensation for the fiscal year ended June 30, 2018 for each named executive officer excluding the special grant of the Retention RSUs and the effect of the modification of the outstanding PSU Awards for the fiscal 2016-2018 performance period as these actions were taken in connection with the Transaction and are not representative of the Company’s annual compensation program.

Name	Fiscal Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
K. Rupert Murdoch	2018	$7,100,000	$6,170,701	$13,090,000	$5,644,000	$125,601	$32,130,302
Lachlan K. Murdoch	2018	$3,000,000	$9,743,231	$ 9,973,334	$ 728,000	$219,996	$23,664,561
James R. Murdoch	2018	$3,000,000	$9,743,231	$ 9,973,334	$ —	$542,126	$23,258,691
John P. Nallen	2018	$2,000,000	$4,330,325	$ 4,986,666	$ 471,000	$ 59,410	$11,847,401
Gerson Zweifach	2018	$3,000,000	$3,247,744	$ 4,363,334	$ —	$105,727	$10,716,805

(1)

The grant date fair value of the PSU awards reflects the effect of the market condition by using a Monte Carlo analysis to estimate the TSR ranking of the Company among the S&P 500 Index companies, excluding finance, real estate and energy companies, over the performance period. Had the achievement of the highest level of performance been assumed, the aggregate grant date fair value of the PSUs granted in fiscal 2018 would be as follows: $9,256,037 (Mr. K.R. Murdoch), $14,614,847 (Mr. L.K. Murdoch), $14,614,847 (Mr. J.R. Murdoch), $6,495,487 (Mr. Nallen) and $4,871,616 (Mr. Zweifach).

2018 Proxy Statement	47

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2018

The following table sets forth information with respect to grants of plan-based awards to the named executive officers during the fiscal year ended June 30, 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(d) (#)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
K. Rupert Murdoch		$3,500,000	$10,500,000	$21,000,000
	8/7/2017(a)				20,555	205,553	308,329	n/a	$ 6,170,701
	2/20/2018(b)							173,094	$ 3,704,038
	2/20/2018(c)							360,873	$13,399,214
Lachlan K. Murdoch		$2,666,667	$ 8,000,000	$16,000,000
	8/7/2017(a)				32,455	324,558	486,837	n/a	$ 9,743,231
	2/20/2018(b)							273,307	$ 5,848,496
	2/20/2018(c)							569,800	$21,156,674
James R. Murdoch		$2,666,667	$ 8,000,000	$16,000,000
	8/7/2017(a)				32,455	324,558	486,837	n/a	$ 9,743,231
	2/20/2018(b)							273,307	$ 5,848,496
	2/20/2018(c)							569,800	$21,156,674
John P. Nallen		$1,333,333	$ 4,000,000	$ 8,000,000
	8/7/2017(a)				14,424	144,248	216,372	n/a	$ 4,330,325
	2/20/2018(b)							121,469	$ 2,599,315
	2/20/2018(c)							253,244	$ 9,402,950
Gerson Zweifach		$1,166,667	$ 3,500,000	$ 7,000,000
	8/7/2017(a)				10,818	108,186	162,279	n/a	$ 3,247,744
	2/20/2018(b)							75,918	$ 1,624,570
	2/20/2018(c)							189,933	$ 7,052,212

(a)

Reflects the right to receive shares of Class A Common Stock that may be earned upon vesting of PSUs granted in fiscal 2018, following the applicable performance period. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards” for a discussion of the performance measures for the PSUs.

(b)

The number of shares and grant date fair value reported does not reflect a new grant, but represents the incremental fair value resulting from the modification of the outstanding PSU Awards for the fiscal 2016-2018 performance period, which is calculated by computing the excess of the fair value of the modified awards at the date of modification over the fair value of the original award at the date of modification.

(c)

Reflects the grant of Retention RSUs. The Retention RSUs are eligible for dividend equivalents which will be represented by additional units representing shares of Class A Common Stock and will be payable when, and only to the extent that, the underlying Retention RSUs vest.

(d)

The PSUs are eligible for dividend equivalents which will be represented by additional units representing shares of Class A Common Stock credited at the time performance under the PSU Award is certified and will be payable when, and only to the extent that, the underlying PSU Award vests.

Employment Arrangements

Summary of K. Rupert Murdoch’s Letter Agreement

In August 2010, the Company entered into a letter agreement with Mr. K.R. Murdoch to reflect his eligibility to receive an Annual Bonus and PSUs (the “KRM Letter Agreement”). For additional information regarding the methodology and calculation of the Annual Bonus and PSU Award see the section titled “Named Executive Officers’ Compensation Packages for Fiscal 2018”.

For a discussion of the termination provisions relating to Mr. K.R. Murdoch’s Annual Bonus and PSUs, see the section titled “Potential Payment Upon Termination”.

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EXECUTIVE COMPENSATION

Summary of Employment Agreements for Lachlan K. Murdoch and James R. Murdoch

In connection with Mr. L.K. Murdoch’s appointment as Executive Chairman and Mr. J.R. Murdoch’s appointment as Chief Executive Officer, the Company entered into an employment agreement with each executive effective July 1, 2015 and expiring June 30, 2019 (respectively, the “LKM Employment Agreement” and the “JRM Employment Agreement”). For purposes of the following description of the LKM Employment Agreement and JRM Employment Agreement and in the section titled “Potential Payments Upon Termination”, Messrs. L.K. Murdoch and J.R. Murdoch shall each be referred to as an “Executive”.

Pursuant to the terms of his employment agreement, each Executive receives a base salary of $3 million and is eligible to receive an Annual Bonus with a target of $8 million and a maximum payout of $16 million. Each Executive is eligible to receive a PSU Award with a target of $9 million with a PSU maximum opportunity as described in the section titled “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards”.

During the term of the employment agreement, each Executive and his surviving spouse will participate in all of the Company’s pension and welfare plans, programs and benefits (as described in the Executive’s employment agreement) at the highest levels that are from time to time applicable to senior executives of the Company. In addition, each Executive and his surviving spouse will be entitled to participate in, and the Company will pay for, such health and welfare benefits (including medical and dental, disability and life insurance and other similar benefit plans) presently in effect or to be adopted at the highest levels that are from time to time applicable to the highest paid group of senior executives of the Company for their lifetime so long as such benefits are not provided to such Executive by another employer. Each Executive will receive a car allowance and have use of a corporate jet for business and personal travel in accordance with Company guidelines.

Each Executive is also entitled to certain payments and benefits under his respective employment agreement upon his separation from the Company. For a discussion of these provisions, see the section titled “Potential Payments Upon Termination”.

Summary of John P. Nallen’s Employment Agreement

The Company and Mr. Nallen entered into an employment agreement effective July 1, 2013, which was extended, effective June 22, 2018, through June 30, 2021. Under the terms of the employment agreement, Mr. Nallen serves as Senior Executive Vice President and Chief Financial Officer of the Company.

Pursuant to the terms of his employment agreement, Mr. Nallen receives a base salary of $2 million per year and is eligible to receive an Annual Bonus with a target of $4 million and a maximum payout of $8 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee of the Company.

In addition, the agreement provides that Mr. Nallen is eligible to receive for each fiscal year PSUs with a target of $4 million and a maximum opportunity as described in the section titled “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards”.

Mr. Nallen is entitled to participate in any incentive or benefit plans or arrangements in effect or to be adopted by the Company applicable to senior executives of the Company including any stock option or purchase plan, or stock appreciation rights plan, any bonus or other incentive compensation plan, and any profit-sharing, pension, group medical, dental, disability and life insurance or other similar benefit plans. In addition, Mr. Nallen receives a car allowance.

The employment agreement also provides for certain payments and benefits to Mr. Nallen upon his separation from the Company. For a discussion of these provisions of the employment agreement, see the section titled “Potential Payment Upon Termination”.

Summary of Gerson Zweifach’s Employment Agreement

The Company and Mr. Zweifach entered into an employment agreement commencing February 1, 2012, which was extended through June 30, 2020. Under the terms of the employment agreement, Mr. Zweifach serves as the Company’s Senior Executive Vice President and Group General Counsel, as well as Senior Executive Vice President and General Counsel of certain subsidiaries of the Company.

Pursuant to the terms of his employment agreement, Mr. Zweifach receives a base salary at an annual rate of $3 million. For fiscal 2015 to fiscal 2017, Mr. Zweifach was eligible to receive an annual bonus with a target of $2.5 million and a maximum of $5 million. Mr. Zweifach’s annual bonus target beginning fiscal 2018 is $3.5 million with a maximum of $7 million. The criteria for the achievement of the bonus amount shall be based on performance metrics set by the Chief Executive Officer and the Compensation Committee of the Company in good faith.

In addition, the employment agreement provides that Mr. Zweifach is entitled to receive PSUs, the target amount of which is $2.5 million for the fiscal 2015-2017 performance period through the fiscal 2017-2019 performance period with a PSU

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EXECUTIVE COMPENSATION

maximum opportunity as described in the section titled “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards”. Beginning with the fiscal 2018-2020 performance period, the target amount of Mr. Zweifach’s PSU Award is $3 million.

Mr. Zweifach is entitled to participate in incentive, equity or benefit plans or arrangements in effect or to be adopted by the Company made generally available to all other executives of the Company in the Office of the Chairman including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive or equity compensation plan and any profit sharing, group medical, dental, disability, life insurance or other similar benefit plans, programs or benefits, excluding retiree benefits. In addition, Mr. Zweifach receives a car and ground transportation allowance.

The employment agreement also provides for certain payments and benefits to Mr. Zweifach upon his separation from the Company. For a discussion of these provisions of the employment agreement, see the section titled “Potential Payment Upon Termination”.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at June 30, 2018

The following table sets forth information with respect to each of the named executive officer’s outstanding share-based awards at June 30, 2018.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(b)	Market Value of Shares of Stock That Have Not Vested(c)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(c)
K. Rupert Murdoch	533,967	$26,532,820	405,342	$20,141,444
Lachlan K. Murdoch(a)	843,107	$41,893,987	640,015	$31,802,345
James R. Murdoch	843,107	$41,893,987	640,015	$31,802,345
John P. Nallen	374,713	$18,619,489	284,451	$14,134,370
Gerson Zweifach	265,851	$13,210,136	195,813	$ 9,729,948

(a)

Mr. L.K. Murdoch also held 9,415 stock and cash-settled Deferred Stock Units (“DSUs”) as of June 30, 2018, which were granted to Mr. L.K. Murdoch for the fiscal years 2014-2015 for his service as a non-executive Director prior to his appointment as an executive officer of the Company. Mr. L.K. Murdoch’s cash-settled DSUs for fiscal 2014 include: 1,275 shares granted July 1, 2013; 1,103 shares granted October 1, 2013; 1,052 shares granted January 2, 2014; and 1,134 shares granted April 1, 2014. The stock-settled DSUs for fiscal 2015 include: 1,203 shares granted July 1, 2014; 1,261 shares granted October 1, 2014; 1,122 shares granted January 2, 2015; and 1,265 shares granted April 1, 2015. The DSUs vest on the earlier of the first trading day of the quarter five years following the date of grant or upon Mr. L.K. Murdoch’s termination of service from the Board.

(b)

The amounts set forth in this column represent the number of unvested, stock-settled PSUs for the completed fiscal 2016-2018 performance period as of June 30, 2018 and unvested, stock-settled Retention RSUs. The PSUs for the fiscal 2016-2018 performance period vested on August 15, 2018. As a result of the modification, the number of unvested PSUs reflects 100% of the PSU Target Number. For additional information, please see page 39 in the section titled “Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2016-2018 Performance Period”. The unvested PSUs were granted on August 3, 2015 and vest on August 15, 2018. The Retention RSUs were granted on February 20, 2018 and will vest 50% shortly prior to the completion of the Transaction and 50% on the 15-month anniversary of the completion of the Transaction, subject to each executive’s continued employment through the applicable vesting date or an earlier qualifying termination of employment. In the event that the Transaction does not occur and the Disney Merger Agreement is terminated in accordance with its terms, the Retention RSUs will fully vest and convert to the Company’s Class A Common Stock on the later of (i) December 13, 2019 and (ii) the date on which the Disney Merger Agreement is terminated, subject to the named executive officer’s continued employment through the applicable vesting date or an earlier qualifying termination of employment. The Retention RSUs are eligible for dividend equivalents which will be represented by additional units representing shares of Class A Common Stock and will be payable when, and only to the extent that, the underlying Retention RSUs vest.

(c)	Calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 29, 2018 of $49.69.

(d)

The amounts set forth in this column represent the number of unvested, stock-settled target PSUs granted for the fiscal 2017-2019 performance period and fiscal 2018-2020 performance period, which remain subject to performance criteria and had not yet vested as of June 30, 2018. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The number of PSUs, if any, and their value, realized by a named executive officer will depend on the actual performance level achieved by the Company for the applicable performance period and any change in the value of the Company’s Class A Common Stock over the three-year performance period. The number of target PSUs granted that remain subject to performance criteria as of June 30, 2018 and their respective vesting dates are set forth below.

Name	Number of PSUs That Have Not Vested(1)	Date of Grant	Performance Period	Vesting Dates
K. Rupert Murdoch	199,789	8/2/2016	7/1/2016 to 6/30/2019	8/15/2019
	205,553	8/7/2017	7/1/2017 to 6/30/2020	8/15/2020
Lachlan K. Murdoch	315,457	8/2/2016	7/1/2016 to 6/30/2019	8/15/2019
	324,558	8/7/2017	7/1/2017 to 6/30/2020	8/15/2020
James R. Murdoch	315,457	8/2/2016	7/1/2016 to 6/30/2019	8/15/2019
	324,558	8/7/2017	7/1/2017 to 6/30/2020	8/15/2020
John P. Nallen	140,203	8/2/2016	7/1/2016 to 6/30/2019	8/15/2019
	144,248	8/7/2017	7/1/2017 to 6/30/2020	8/15/2020
Gerson Zweifach	87,627	8/2/2016	7/1/2016 to 6/30/2019	8/15/2019
	108,186	8/7/2017	7/1/2017 to 6/30/2020	8/15/2020

(1)

The PSUs are eligible for dividend equivalents which will be represented by additional units representing shares of Class A Common Stock credited at the time performance under the PSU Award is certified and will be payable when, and only to the extent that, the underlying PSU Award vests.

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EXECUTIVE COMPENSATION

Stock Vested during the Fiscal Year Ended June 30, 2018

The following table sets forth information with respect to the vesting of equity awards for each of the named executive officers during the fiscal year ended June 30, 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
K. Rupert Murdoch	117,575	$3,316,791
James R. Murdoch	123,763	$3,491,354
John P. Nallen	61,881	$1,745,663
Gerson Zweifach	51,567	$1,454,705

Pension Benefits as of June 30, 2018

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the named executive officers.

Name(a)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
K. Rupert Murdoch(b)	Qualified Pension Plan(d)	66	$415,000	$68,000
	Individual Supplemental Executive Retirement Plan	66	110,280,000	—
			110,695,000	68,000
Lachlan K. Murdoch(c)	Qualified Pension Plan(d)	9	$1,422,000	$ —
	Supplemental Executive Retirement Plan	9	65,000	—
	Individual Supplemental Executive Retirement Plan	12	11,199,000	—
			12,686,000	—
James R. Murdoch(c)	Qualified Pension Plan(d)(e)	15	$304,000	$ —
	Supplemental Executive Retirement Plan(e)	15	143,000	—
	Individual Supplemental Executive Retirement Plan	22	16,746,000	—
			17,193,000	—
John P. Nallen	Qualified Pension Plan(d)	24	$1,018,000	$ —
	Supplemental Executive Retirement Plan	24	457,000	—
	Individual Supplemental Executive Retirement Plan	34	18,742,000	—
			20,217,000	—

(a)	Mr. Zweifach is not entitled to participate in the Company’s pension plans because they were closed to new employees at the time he joined the Company.

(b)

Mr. K.R. Murdoch’s pension benefits are primarily from the ISERA plan. The value of his benefit reflects his 66 years of service with the Company and, since the timing of benefits from this plan are subject to Internal Revenue Code Section 409A, Mr. K.R. Murdoch cannot commence his benefits until he retires. While his benefits are subject to the delay, the Company actuarially increases the amount of his benefits to maintain the value of benefits he has already earned.

(c)

If Messrs. L.K. Murdoch or J.R. Murdoch’s employment is terminated by the Company without Cause or by Messrs. L.K. Murdoch or J.R. Murdoch, respectively, with Good Reason, Messrs. L.K. Murdoch and J.R. Murdoch are entitled to additional age and service credits when calculating their pension benefits. See the section titled “Description of Pension Benefits”. The value of this benefit for Messrs. L.K. Murdoch and J.R. Murdoch as of June 30, 2018 is $2.5 million and $2.3 million, respectively.

(d)

Qualified pension plan includes benefits earned under the 21st Century Fox America Pension Plan or 21st Century Fox America Retirement Plan and, for Mr. L.K. Murdoch, the Australian Superannuation Plan (defined contribution type plan).

(e)	Mr. J. R. Murdoch did not receive additional credited service for the Qualified Pension Plan and the Supplemental Executive Retirement Plan when he worked outside of the United States.

52	2018 Proxy Statement

EXECUTIVE COMPENSATION

Description of Pension Benefits

The Company sponsors the 21st Century Fox America Pension Plan and the 21st Century Fox America Retirement Plan (collectively known as the “Qualified Pension Plan”) which provides retirement benefits to the eligible named executive officers and employees of certain U.S. subsidiaries. The Qualified Pension Plan is a broad-based, tax-qualified defined benefit plan for employees hired before January 1, 2008. Participation in the Qualified Pension Plan begins on January 1 or July 1 following the later of the date on which an eligible employee attains age 21 or completes one full year of service. Under the Qualified Pension Plan, participants become fully vested in their accrued benefit upon completion of five full years of service and are entitled to receive unreduced benefits upon retirement at age 65 or later. The benefit is paid in the form of a monthly annuity. The accrued benefit under the Qualified Pension Plan at normal retirement age for service after June 30, 1989 is equal to 1% of monthly compensation times years of service, plus 0.6% of average monthly compensation in excess of average covered compensation times years of service limited to 35 years (includes service prior to June 30, 1989 for limiting service). For service prior to June 30, 1989, the accrued benefit is the accrued benefit calculated under the prior plan formula and adjusted for the increase in average compensation. Average compensation is generally compensation reported on the participant’s W-2 form during the participant’s last 120 months of service, plus 401(k) plan or Section 125 deferrals, but does not include non-cash bonuses for any 60 consecutive months. The benefit under the Qualified Pension Plan were frozen for employees under the age of 40 as of December 31, 2013. The Company pays the entire cost of the benefits provided under the Qualified Pension Plan. Eligible compensation for purposes of the Qualified Pension Plan is limited by federal law.

In addition to the Qualified Pension Plan, the Company maintains a SERP, which provides benefits to employees who are participants in the Qualified Pension Plan but whose annual compensation exceeds the compensation limit of the Qualified Pension Plan ($275,000 in calendar 2018). With the exception of Messrs. K.R. Murdoch and Zweifach, each of the named executive officers participates in the SERP. The compensation limit for the SERP is capped at $100,000 in excess of the Qualified Pension Limit ($375,000 in calendar 2018). The benefits of the SERP are calculated using the same formula as the Qualified Pension Plan.

Certain of the named executive officers also participate in the Company’s ISERA, which provides enhanced benefits to a select group of the Company’s top executives. The ISERA compensation limit is up to $2.7 million for fiscal 2018. The benefit provided under the ISERA is unreduced for early retirement beginning at age 55 and is paid as 100% joint and surviving spouse annuity, and the benefit can be paid in a lump sum or installments if so elected. This benefit is indexed annually at retirement to account for inflation. The ISERA also provides retirement health and life insurance benefits to the participating executives and their spouses.

The SERP and the ISERA are non-qualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency.

Pursuant to his respective employment agreement, each of Messrs. L.K. Murdoch and J.R. Murdoch is entitled to additional pension benefits in the event of his termination by the Company without Cause (as defined in his employment agreement) or his resignation for Good Reason (as defined in his employment agreement) during the term of the applicable agreement. The additional pension benefit adds the greater of 36 months or the number of months remaining in the term of the applicable employment agreement to his age and service credit in calculating his pension benefit. For example, if this provision was triggered during the fiscal year ended June 30, 2018, Messrs. L.K. Murdoch and J.R. Murdoch would receive a pension that would include 36 additional months of age and service credit from the fiscal year end trigger date. The additional pension would be paid as long as such named executive officer or his spouse is alive. The present value of this additional benefit as of June 30, 2018 is $2.5 million and $2.3 million for Messrs. L.K. Murdoch and J.R. Murdoch, respectively, determined using the same assumptions used to value the amount shown on the Pension Benefits Table above.

The material assumptions, except for assumed retirement age, used to quantify the present value of accumulated benefits for each named executive officer in the table above are set forth in Note 16 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, including the discount rate and the current mortality tables. The Company adopted the mortality table released by the Society of Actuaries in fiscal 2015, and subsequently updated in fiscal 2016, 2017 and 2018, which modified the life expectancy of plan participants. The assumed retirement age for Messrs. K.R. Murdoch and Nallen is their respective current age as they are each currently entitled to unreduced pension benefits under the ISERA. For Messrs. L.K. Murdoch and J.R. Murdoch, the assumed retirement age is 55, the age they are entitled to receive unreduced benefits from the ISERA.

2018 Proxy Statement	53

EXECUTIVE COMPENSATION

Potential Payments Upon Termination

As noted in the section titled “Employment Arrangements”, the applicable employment agreements of each of Messrs. L.K. Murdoch, J.R. Murdoch, Nallen and Zweifach and the terms and conditions for the Retention RSUs provide for certain payments and benefits upon a separation from the Company. In addition, the KRM Letter Agreement and the terms and conditions that govern Mr. K.R. Murdoch’s PSU Award for the fiscal 2018-2020 performance period each contains certain termination provisions relating to his Annual Bonus and PSUs. In February 2018, the Compensation Committee also approved an amendment to the PSU Awards for the fiscal 2018-2020 performance period to provide for double-trigger vesting upon a termination by the employer other than for cause or by the employee for good reason following a change in control of the Company (which includes the Transaction). These amended termination provisions are included in the below summary of payments and benefits upon a separation from the Company. For additional information regarding payments and benefits payable to the named executive officers upon a separation from the Company that occurs in connection with the Transaction, including a description of the Severance Plan that may provide for severance payments that are higher than those set forth below, please see the section titled “Severance and Change in Control Arrangements” and the Form S-4.

Lachlan K. Murdoch and James R. Murdoch

If the Executive’s employment is terminated during the term due to his death or disability (as defined in the Executive’s employment agreement), he is entitled to receive:

(1)	his accrued base salary through the date of termination;

(2)	any Annual Bonus payable but not yet paid in respect of any fiscal year ending prior to the date of termination;

(3)	SERP and ISERA benefits;

(4)	continued lifetime health and welfare benefits for the Executive and his surviving spouse;

(5)	the right to receive payment of any applicable PSU Award in an amount equal to the full value of any award which will be calculated at the end of the performance period as if no termination occurred;

(6)

a pro-rata portion of the Retention RSUs if termination occurs prior to December 13, 2018 (based on the number of days employed during the period commencing on December 13, 2017, divided by 365) and the full value of the Retention RSUs if termination occurs on or after December 13, 2018;

(7)

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount and the number of days he was employed during the fiscal year; and

(8)	his base salary for the 24 month period after the date of termination.

If the Executive’s employment is terminated during the term by the Company for Cause or by the Executive without Good Reason (each as defined in the Executive’s employment agreement), the Executive is entitled to receive the benefits described in clauses (1) through (4) above, plus:

(a)

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s target financial performance metric established in connection with the Annual Bonus; and

(b)	the right to receive payment of any applicable PSU Award in an amount equal to the pro rata value of any PSU Award which will be calculated at the end of the performance period.

If the Executive’s employment is terminated during the term by the Company without Cause or by the Executive with Good Reason, he is entitled to receive the benefits described in clauses (1) through (5) and clause (a) in the preceding two paragraphs as well as either (x) a lump sum cash amount of $22 million if his employment is terminated on or prior to June 30, 2018 or (y) a lump sum cash amount of $11 million if his employment is terminated on or after July 1, 2018 (either, a “Lump Sum Payment”) and, in the event of a termination by the Company without Cause or, following the Transaction, a resignation for Good Reason, the full value of the Retention RSUs. If the Executive is entitled to receive a Lump Sum Payment, he will be subject to a non-compete for one year following the date of termination but no later than June 30, 2019. In addition, he is entitled to up to three years of additional age and service credit under all defined benefit plans.

In the event the term of employment expires during a performance period for a PSU Award, the Executive will continue to be eligible to earn the full value of the PSUs.

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EXECUTIVE COMPENSATION

John P. Nallen

Pursuant to this employment agreement, during any period that Mr. Nallen fails to perform his duties as a result of disability, Mr. Nallen is entitled to receive:

•	his full base salary until Mr. Nallen returns to his duties or until Mr. Nallen’s employment is terminated;

•	his Annual Bonus until Mr. Nallen returns to his duties or until Mr. Nallen’s employment is terminated;

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•

a pro-rata portion of the Annual Bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the target Annual Bonus amount and the number of days Mr. Nallen was employed by the Company in the fiscal year of termination compared to the total number of days in such fiscal year;

•	the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred; and

•

a pro-rata portion of the Retention RSUs if termination occurs prior to December 13, 2018 (based on the number of days employed during the period commencing on December 13, 2017, divided by 365) and the full value of the Retention RSUs if termination occurs on or after December 13, 2018.

If Mr. Nallen’s employment is terminated by reason of his death, the Company will pay directly to his surviving spouse or legal representative of his estate:

•	one year’s base salary;

•	a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. Nallen prior to the date of termination (the “Minimum Bonus”);

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•

a pro-rata portion of the Annual Bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the target Annual Bonus amount and the number of days Mr. Nallen was employed by the Company in the fiscal year of termination compared to the total number of days in such fiscal year;

•	the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred; and

•

a pro-rata portion of the Retention RSUs if termination occurs prior to December 13, 2018 (based on the number of days employed during the period commencing on December 13, 2017, divided by 365) and the full value of the Retention RSUs if termination occurs on or after December 13, 2018.

If Mr. Nallen’s employment is terminated by the Company for cause (as defined in Mr. Nallen’s agreement) or by Mr. Nallen without good reason, Mr. Nallen will be entitled to receive:

•	his full base salary through the date of termination;

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•

a pro-rata portion of the Annual Bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the target performance of the Company established in connection with the Annual Bonus, provided that any threshold criteria established by the Compensation Committee as a condition of payment of the annual bonus is satisfied; and

•	a pro-rata portion of any PSU Award he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Mr. Nallen’s employment is terminated by the Company without cause or by Mr. Nallen with good reason, Mr. Nallen will be entitled to receive:

•	his full base salary through the term of the agreement;

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•	a Minimum Bonus for each remaining year of the term of the agreement, including for the year of termination, as though Mr. Nallen continued to be employed;

2018 Proxy Statement	55

EXECUTIVE COMPENSATION

•	the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred; and

•	in the event of a termination by the Company without cause or, following the Transaction, a resignation for good reason, the full value of the Retention RSUs.

As Mr. Nallen is retirement eligible under the 2013 LTIP, any termination by Mr. Nallen without good reason would be treated as a termination due to retirement for purposes of the outstanding PSU Awards.

In addition, the agreement provides that Mr. Nallen will not be required to seek or accept other employment for the term of such agreement and any amounts earned from any other employment for the term of the agreement will not reduce or otherwise affect the payments due to Mr. Nallen.

In the event the term of employment expires during the performance period of a PSU Award, Mr. Nallen will continue to be eligible to earn the full value of such PSU Award.

The employment agreement provides that, if, in the future, the Company enters into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company, then the Company will enter into an agreement with Mr. Nallen which affords him comparable benefits. To date the Company has not entered into such agreements.

Mr. Nallen also will be entitled to SERP and ISERA benefits, continued lifetime health benefits for Mr. Nallen and his surviving spouse, and life insurance benefits.

Gerson Zweifach

Pursuant to his employment agreement, during any period that Mr. Zweifach fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Zweifach is entitled to, or the Company will pay directly to his surviving spouse or legal representative of his estate:

•	his full base salary until Mr. Zweifach returns to his duties or until one year following his termination;

•	health and welfare benefits for one year;

•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination;

•

a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year;

•	the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination had occurred; and

•

a pro-rata portion of the Retention RSUs if termination occurs prior to December 13, 2018 (based on the number of days employed during the period commencing on December 13, 2017, divided by 365) and the full value of the Retention RSUs if termination occurs on or after December 13, 2018.

If Mr. Zweifach’s employment is terminated by the Company for Cause (as defined in his employment agreement) or by Mr. Zweifach upon four weeks’ prior written notice to the Company, Mr. Zweifach will be entitled to receive:

•	his full base salary through the date of termination;

•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination; and

•

only in the event of termination by Mr. Zweifach upon four weeks’ prior written notice to the Company, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination had occurred.

If Mr. Zweifach’s employment is terminated by the Company without Cause or by Mr. Zweifach for good reason (as outlined in his agreement), Mr. Zweifach will be entitled to receive:

•

his full base salary through the term of the employment agreement but, in all events, one year’s base salary; provided that no such payments shall be made solely by reason of the expiration of the employment agreement;

•	any annual bonus payable but not yet paid with respect to any fiscal year prior to the date of termination; and

•	the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination had occurred; and

56	2018 Proxy Statement

EXECUTIVE COMPENSATION

•	in the event of a termination by the Company without Cause or, following the Transaction, a resignation for good reason, the full value of the Retention RSUs.

In addition, the agreement provides that if Mr. Zweifach is terminated by the Company without Cause or by Mr. Zweifach with good reason, he will not be required to seek or accept other employment for the term of such agreement and any amounts earned from any other employment for the term of the agreement will not reduce or otherwise affect the payments due to Mr. Zweifach.

Mr. Zweifach is subject to non-competition and non-interference covenants under the agreement that limit his post-employment activity for a one-year period after termination (whether by Mr. Zweifach or the Company), or until June 30, 2020, if later than such one-year period, in the event of termination by Mr. Zweifach without good reason. These include a provision which prohibits engagement or participation in any business in which the Company is currently doing business, which is in competition with the Company, or Mr. Zweifach is aware that the Company intends to do business, with certain exceptions.

In the event the term of employment expires during the performance period of a PSU Award, Mr. Zweifach will continue to be eligible to earn the full value of such PSU Award.

The agreement provides that, if, in the future, the Company enters into change in control agreements with its named executive officers, then Mr. Zweifach shall be entitled to the benefit of such provisions. To date, the Company has not entered into such agreements.

K. Rupert Murdoch

If Mr. K.R. Murdoch’s employment is terminated due to death or Disability (as defined in the KRM Letter Agreement), he would be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•

a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year;

•	the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred; and

•

a pro-rata portion of the Retention RSUs if termination occurs prior to December 13, 2018 (based on the number of days employed during the period commencing on December 13, 2017, divided by 365) and the full value of the Retention RSUs if termination occurs on or after December 13, 2018.

If Mr. K.R. Murdoch’s employment is terminated for Cause (as defined in the KRM Letter Agreement), he would be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•	a pro-rata portion of any PSU Award he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Mr. K.R. Murdoch’s employment is terminated without Cause or due to Retirement (as defined in the KRM Letter Agreement) he would be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget;

•

if such termination is due to Retirement in the second or third fiscal year of any applicable performance period or is a termination without Cause, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred; and

•	in the event of a termination by the Company without cause or, following the Transaction, a resignation for good reason, the full value of the Retention RSUs.

Mr. K.R. Murdoch also will be entitled to ISERA benefits, continued lifetime health benefits for Mr. K.R. Murdoch and his surviving spouse, and life insurance benefits.

2018 Proxy Statement	57

EXECUTIVE COMPENSATION

Quantification of Payments

The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2018. The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary or annual bonus earned to date, or payments or benefits generally available to all salaried employees of the Company.

The amounts presented in the table below are in addition to each of the named executive officer’s vested pension benefits as of June 30, 2018 noted in the Pension Benefits Table above.

	Type of Termination
Name	Death	Disability	Retirement		By Company for Cause	By Company without Cause	By Executive with Good Reason		By Executive without Good Reason
K. Rupert Murdoch(a)
Health and Other Benefits	$ 1,708,000	$ 1,708,000	$ 1,708,000		$ 1,708,000	$ 1,708,000	n/a	(b)	n/a	(b)
Equity Awards	29,917,902	29,917,902	20,141,444	(c)	10,022,920	38,073,223	n/a	(b)	n/a	(b)
	$31,625,902	$31,625,902	$21,849,444		$11,730,920	$39,781,223
Lachlan K. Murdoch
Salary	$ 6,000,000	$ 6,000,000	$ —		$ —	$ —	$ —		$ —
Equity Awards	47,238,941	47,238,941	—		15,825,768	60,115,707	31,802,345		15,825,768
Health and Other Benefits	1,804,000	1,804,000	—		1,804,000	1,804,000	1,804,000		1,804,000
Severance	—	—	—		—	22,000,000	22,000,000		—
	$55,042,941	$55,042,941	$ —		$17,629,768	$83,919,707	$55,606,345		$17,629,768
James R. Murdoch
Salary	$ 6,000,000	$ 6,000,000	$ —		$ —	$ —	$ —		$ —
Equity Awards	47,238,941	47,238,941	—		15,825,768	60,115,707	31,802,345		15,825,768
Health and Other Benefits	1,784,000	1,784,000	—		1,784,000	1,784,000	1,784,000		1,784,000
Severance	—	—	—		—	22,000,000	22,000,000		—
	$55,022,941	$55,022,941	$ —		$17,609,768	$83,899,707	$55,586,345		$17,609,768
John P. Nallen
Salary	$ 2,000,000	$ 2,000,000	$ —		$ —	$ —	$ —		$ —
Bonus	3,860,000	4,000,000	—		—	—	—		—
Equity Awards	20,995,068	20,995,068	14,134,370	(c)	7,033,620	26,718,064	14,134,370		14,134,370	(c)
Health and Other Benefits	1,387,400	1,387,400	1,373,000		1,373,000	1,416,200	1,416,200		1,373,000
Severance	—	—	—		—	17,580,000	17,580,000		—
	$28,242,468	$28,382,468	$15,507,370		$ 8,406,620	$45,714,264	$33,130,570		$15,507,370
Gerson Zweifach
Salary	$ 3,000,000	$ 3,000,000	$ —		$ —	$ —	$ —		$ —
Equity Awards	14,875,447	14,875,447	—		—	19,167,719	9,729,948		9,729,948	(d)
Health and Other Benefits	54,000	54,000	—		—	—	—		—
Severance	—	—	—		—	6,000,000	6,000,000		—
	$17,929,447	$17,929,447	$ —		$ —	$25,167,719	$15,729,948		$ 9,729,948

(a)

Mr. K.R. Murdoch is not party to an employment agreement but has entered into a letter agreement which contains termination provisions relating to his Annual Bonus and PSU Awards and is subject to the terms and conditions that govern his PSU Award for the fiscal 2018-2020 performance period and his Retention RSUs.

(b)

Mr. K.R. Murdoch is retirement eligible and therefore the KRM Letter Agreement does not provide for payments if Mr. K.R. Murdoch terminates his employment with or without “Good Reason”, however, assuming such a termination Mr. K.R. Murdoch would be entitled to the same amounts as he would receive upon retirement.

(c)	Messrs. K.R. Murdoch and Nallen are retirement eligible under the 2013 LTIP.

(d)	Upon four weeks’ prior written notice to the Company by Mr. Zweifach.

58	2018 Proxy Statement

CEO PAY RATIO

In accordance with SEC rules, the Company is disclosing the ratio of the annual total compensation of the Chief Executive Officer to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer). This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. In calculating this ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.

For the fiscal year ended June 30, 2018, the annual total compensation of the Chief Executive Officer was $50,263,861 and the annual total compensation of the median employee of the Company was $67,809, which resulted in a ratio of 741 to 1. While the CEO pay ratio is intended to provide greater transparency to annual CEO pay and how it compares to the pay of the median employee, a substantial portion of our CEO’s annual total compensation for fiscal 2018 reported in the Summary Compensation Table reflects the value of an award and adjustment related to the Transaction and is not comparable to prior year compensation. As a result, this ratio includes the grant date fair value of $27,005,170 for the Retention RSUs awarded in February 2018 to Mr. J.R. Murdoch (along with the other named executive officers and certain senior executives) as well as the incremental accounting expense associated with the modification of the fiscal 2016-2018 PSU Award. As described in the Compensation Discussion and Analysis, recipients of the Retention RSUs will not be eligible to receive a PSU Award for the fiscal 2019-2021 performance period. If the Retention RSUs and impact of the modification of the 2016-2018 PSU Award were excluded from Mr. J.R. Murdoch’s compensation as reported in the Summary Compensation Table of this proxy statement, the ratio would be 343 to 1. We believe that this supplemental ratio reflects a more representative comparison.

The pay ratio is based on the Company’s payroll and employment records and the following methodology. The Company used June 30, 2018 as the date to determine the median employee. At that date, the Company had approximately 37,000 employees globally consisting of full-time, part-time and temporary employees. In determining the median employee, the Company excluded from its employee population all of its employees located in Argentina (476), Bulgaria (94), Canada (7), Croatia (8), Guatemala (115), Indonesia (13), Kazakhstan (1), Mexico (467), Philippines (76), Thailand (14), Turkey (399), Uruguay (5), Venezuela (18) and Vietnam (16), which in aggregate represent less than 5% of our workforce under SEC rules. To identify the median employee, the Company reviewed data on base salary and overtime paid to employees during the 12-month period ending June 30, 2018. Base salaries were adjusted for employees hired during the measurement period to reflect a full year of service. No cost-of-living adjustments were made in identifying the median employee. We believe that annual base salary and overtime is a consistently applied compensation measure at the Company and most appropriate for determining the median employee. After the median employee was identified, we calculated such employee’s annual total compensation using the same methodology used for the Company’s named executive officers as set forth in the 2018 Summary Compensation Table of this proxy statement.

2018 Proxy Statement	59

DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee of the Board (the “Compensation Committee”) and set by the Board. In fiscal 2018, the Compensation Committee reviewed director compensation against the Company’s peers and considered the appropriateness of the form and amount of director compensation and made recommendations to the Board concerning director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of 21st Century Fox’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.

During fiscal 2018, the Non-Executive Directors were Messrs. Breyer, Dinh, Nasser, Silberman, Thiam and Ubben, Sir Roderick I. Eddington and Ms. Arnault. Mr. Ubben resigned from the Board in April 2018 and Mr. Dinh resigned from the Board in September 2018. The annual retainers paid to these Non-Executive Directors for service on the Board and its committees in the fiscal year ended June 30, 2018 and for the upcoming fiscal year are set forth in the table below.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2018

Annual Cash Retainer	$105,000
Annual DSU Retainer	$195,000
Audit Committee Chair Annual Retainer	$ 27,000
Compensation Committee Chair Annual Retainer	$ 27,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$ 16,000
Audit Committee Member Annual Retainer	$ 16,000
Compensation Committee Member Annual Retainer	$ 16,000
Nominating and Corporate Governance Committee Member Annual Retainer	$ 11,000

The Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director as of the first trading day of the quarter five years following the date of grant, unless that Director leaves the Board before that date. Upon a Non-Executive Director’s end of service on the Board, such Director’s awards generally will be accelerated as of the date of the Director’s end of service. Beginning with the fiscal 2017 Annual DSU Retainer, the DSUs accrue dividend equivalents in order to further align our director compensation with total return to stockholders. Such dividend equivalents will be represented by additional DSUs and will be payable when the underlying award vests.

In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.

60	2018 Proxy Statement

DIRECTOR COMPENSATION

The table below shows the total compensation paid during the fiscal year ended June 30, 2018 by the Company to each of the Directors who are not named executive officers:

Director Compensation for the Fiscal Year Ended June 30, 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards(a)	All Other Compensation		Total
Delphine Arnault	$105,000	$195,000	n/a		$ 300,000
James W. Breyer	$159,000	$195,000	n/a		$ 354,000
Chase Carey	n/a	$—	$20,000,000	(b)	$20,000,000
David F. DeVoe	n/a	$—	$ 1,287,510	(c)	$ 1,287,510
Viet Dinh(d)	$132,000	$195,000	n/a		$ 327,000
Sir Roderick I. Eddington	$164,000	$195,000	n/a		$ 359,000
Jacques Nasser	$137,000	$195,000	n/a		$ 332,000
Robert S. Silberman	$132,000	$195,000	n/a		$ 327,000
Tidjane Thiam	$116,000	$195,000	n/a		$ 311,000
Jeffrey W. Ubben(e)	$121,000	$195,000	n/a		$ 316,000

(a)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the fiscal year ended June 30, 2018.

(b)

Includes $20,000,000 paid to Mr. Carey pursuant to a consulting agreement with the Company which expired in accordance with its terms on June 30, 2018. Excluded from the above table are $6,498,320 of incremental fair value resulting from the modification of the outstanding PSU Awards for the fiscal 2016-2018 performance period, $1,019,273 in pension payments and imputed income under the Company’s executive health and welfare plans of $62,362 arising out of post-employment contractual obligations related to Mr. Carey’s prior service as an executive officer of the Company.

(c)

Mr. DeVoe received compensation under his employment agreement, as amended, for his services as a Senior Advisor of the Company as follows: A base salary of $1,000,000, personal use of the Company’s corporate aircraft and a Company car of $229,681, imputed income under the Company’s executive life insurance program of $48,204 and the Company’s contributions to Mr. DeVoe’s 401(k) plan in the amount of $9,625. Mr. DeVoe was not entitled to an annual bonus or PSU Award and did not receive any additional compensation for his service as a member of the Board. Excluded from the above table are $21,141,526 in pension payments received by Mr. DeVoe as settlement of part of his pension earned during years of service as an employee of the Company.

(d)	Mr. Dinh resigned from the Board effective September 11, 2018.

(e)	Mr. Ubben resigned from the Board effective April 26, 2018.

The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2018 of each of the Directors who served as Directors during fiscal year 2018 and who are not named executive officers, which include cash-settled awards.

Name	Number of Shares or Units of Stock That Have Not Vested
Delphine Arnault	28,944(a)
James W. Breyer	28,944(a)
Chase Carey	303,674
David F. DeVoe	—
Viet Dinh	28,944(a)
Sir Roderick I. Eddington	28,944(a)
Jacques Nasser	28,944(a)
Robert S. Silberman	28,944(a)
Tidjane Thiam	22,583(a)
Jeffrey W. Ubben	—

(a)   Includes DSUs representing dividend equivalents accrued with respect to DSUs granted on or after July 1, 2016. The DSUs representing the dividend equivalents will become payable in stock upon the vesting of the underlying DSUs.

2018 Proxy Statement	61

DIRECTOR COMPENSATION

Non-Executive Director Stock Ownership Guidelines

Non-Executive Directors are expected to have an appropriate equity ownership in the Company to more closely align their economic interests with those of other Company stockholders. In fiscal 2014, the Compensation Committee adopted modified Non-Executive Director stock ownership guidelines which increased the amount of equity (including DSUs) a Non-Executive Director is required to own. Each Non-Executive Director shall be required to own equity securities of the Company (including DSUs) equal in value to at least five (5) times the amount of the Non-Executive Director’s annual cash retainer for service on the Board within five (5) years of his or her first election to the Board or July 1, 2019 (the fifth anniversary of the adoption of this modified requirement), whichever is later. The Board will evaluate whether exceptions should be made in the case of any Director who, due to his or her unique financial circumstances, would incur a hardship in complying with this requirement.

62	2018 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity plan information as of June 30, 2018 with respect to the Company’s outstanding shares of Common Stock reserved for future issuance under the Company’s equity compensation plan. All shares reflected in the table are shares of the Class A Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, rights, RSUs and PSUs (a)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (b)
Equity compensation plans approved by stockholders
2013 LTIP	24,478,557	63,576,482(2)
Equity compensation plans not approved by stockholders	—	—
Total	24,478,557	63,576,482

(1)	The Company does not have any options, warrants or rights outstanding.

(2)	Of the shares available for future issuance under the 2013 LTIP, a maximum of 56,076,482 shares may be issued in connection with awards of restricted stock, RSUs or PSUs as of June 30, 2018.

2018 Proxy Statement	63

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial and compliance matters, (v) risks that may have a significant impact on the Company’s financial statements, including cybersecurity (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and activities of the related Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee is directly responsible for the appointment and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance and their compensation.

A discussion of the Audit Committee’s composition is included in this proxy statement in the section titled “Committees and Meetings of the Board of Directors”.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by EY are compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standards No. 16, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2018 with management and the independent registered public accounting firm.

At three of its meetings during fiscal year 2018 and one meeting during fiscal year 2019, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2018 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Throughout the year, the Audit Committee received reports from the Company’s Group General Counsel and Chief Compliance Officer and Corporate Audit regarding the Company’s policies, processes and procedures relating to compliance with 21st Century Fox Global Anti-Bribery and Anti-Corruption Policy and activities of the Company’s Compliance Steering Committee.

64	2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee also reviewed any anonymous complaints received through the Alertline reporting system to assist the Audit Committee in administering the anonymous complaint procedures outlined in the Company’s Standards of Business Conduct. The Sarbanes-Oxley Act required the Audit Committee to establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2018, for filing with the SEC.

The Audit Committee annually reviews the independent registered public accounting firm’s independence and performance in connection with the Audit Committee’s determination of whether to retain EY or engage another firm. In the course of these reviews, the Audit Committee considers, among other things, such factors as:

•	EY’s historical and recent performance on the Company’s audit;

•	An analysis of EY’s known legal risks and significant proceedings;

•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports on EY;

•

The appropriateness of EY’s fees for audit and non-audit services (for additional information on fees paid to EY please see page 21, “Proposal No. 2, Ratification of Selection of Independent Registered Public Accounting Firm”);

•

EY’s tenure as our independent registered public accounting firm, and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting (EY has audited the books and records of the Company since the fiscal year ended June 30, 2002);

•	EY’s expertise in handling the breadth and complexity of our worldwide operations;

•	EY’s industry expertise;

•	EY’s independence; and

•	The impact to the Company of changing auditors.

In accordance with the SEC rules and EY’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead partner pursuant to this rotation policy involves meetings between the Chairman and members of the Audit Committee and the candidate for the role, as well as a discussion by the full Audit Committee and with management.

Based on the above-mentioned review, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain EY to serve as our independent registered public accounting firm.

Accordingly, the Audit Committee also recommended the reappointment, subject to stockholder ratification, of EY as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE:

Sir Roderick I. Eddington (Chairman)

Jacques Nasser

2018 Proxy Statement	65

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Arrangements between 21st Century Fox and Directors or Director-Related Persons or Entities

Directors of 21st Century Fox and Directors of its related parties, or their Director-related entities, conduct transactions with subsidiaries of 21st Century Fox that occur within a normal employee, customer or supplier relationship on terms and conditions that are believed to be no more favorable than those with which it is reasonable to expect the entity would have adopted if dealing with the Director or Director-related entity in the ordinary course of business.

In fiscal 2018, certain Twentieth Century Fox Film Corporation distribution subsidiaries of the Company in Australia purchased advertising in the ordinary course of business in the aggregate amount of approximately $325,000 on radio stations owned by Nova Entertainment. Mr. L.K. Murdoch, Executive Chairman of the Company, is the Executive Chairman of Nova Entertainment, which is wholly-owned by a company of Mr. L.K. Murdoch.

Mr. Chase Carey, Vice Chairman of the Board of the Company, serves as the Chairman and Chief Executive Officer of Formula 1. In fiscal 2018, Fox Sports in Latin America entered into an agreement with Formula 1 for programming rights. In addition, Fox Sports Asia has an agreement with Formula 1 for programming rights which was entered into prior to Mr. Carey joining Formula 1. The Company entered into each of these agreements with Formula 1 in the ordinary course of business.

Mr. David F. DeVoe Jr. is the son of Mr. David F. DeVoe, a Director of the Company, and is a salaried employee of the Company.

Twentieth Century Fox Film Corporation, a subsidiary of the Company, has entered into production and other arrangements in the ordinary course of business with Locksmith Animation Ltd (“Locksmith”), a CG feature animation studio. Three projects are currently in production or development under arrangements which include an overhead allowance, development financing and other costs as is customary in the industry. Ms. Elisabeth Murdoch is the co-founder of Locksmith and a trust, of which Ms. Elisabeth Murdoch is the principal beneficiary, is the majority investor in and a lender to Locksmith. In addition, in fiscal 2018, Fox Networks Group entered into a two-year advertising representation arrangement in the ordinary course of business with Vertical Networks, a digital media company founded by Ms. Murdoch, who serves as its Chair and is a majority investor. Also in fiscal 2018, Fox Television Stations entered into an arrangement in the ordinary course of business with Vertical Networks for the development, production and distribution of a limited run syndicated program with an option to pick-up the series. Ms. Murdoch is the daughter of Mr. K.R. Murdoch, Executive Chairman of the Company, and the sister of Mr. L.K. Murdoch, Executive Chairman of the Company, and Mr. J.R. Murdoch, Chief Executive Officer of the Company.

In connection with his appointment as New Fox’s Chief Legal and Policy Officer, Mr. Viet Dinh, who served as a Director during fiscal 2018, became an employee of the Company on September 17, 2018. Mr. Dinh’s annual base salary is $3 million and his annual bonus for fiscal 2019 is $3.75 million. In connection with his recruitment, Mr. Dinh also received a sign-on bonus equal to $4.5 million, which is subject to certain repayment provisions in the event of his voluntary termination of employment, and a grant of restricted stock units with a grant date fair value of approximately $6 million, which vest over three years subject to his continued service.

Policy for Evaluating Related Party Transactions

The Audit Committee has established written procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves (i) all related party transactions when and if required to do so by applicable rules and regulations, (ii) all transactions between the Company or any of its subsidiaries and any of the Company’s executive officers, Directors, Director nominees, Directors emeritus or any of their immediate family members and (iii) all transactions between the Company or any of its subsidiaries and any security holder who is known by the Company to own more than five percent of any class of the Company’s voting securities or any immediate family members of such security holder, other than transactions that (a) are available to all employees generally and (b) are made in the ordinary course of business and have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions). All of the transactions described in this section that are subject to the Audit Committee’s policies and procedures described above are reviewed and approved or ratified by the Audit Committee or the Board in accordance with such policies and procedures.

66	2018 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of the reports they file.

We believe that all of our current and former Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2018, with the exception of one late report on Form 4 for Mr. Carey covering one transaction.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2018 with the SEC on August 13, 2018. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.21cf.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 852-7059 or by email at investor@21cf.com.

2019 ANNUAL MEETING OF STOCKHOLDERS

The Company does not expect to hold an annual meeting of shareholders in 2019 because it expects the Transaction to close in the first half of calendar year 2019.

If you wish to submit a proposal to be presented at the 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at the principal executive offices at 21st Century Fox, 1211 Avenue of the Americas, New York, New York 10036 no later than May 31, 2019 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2019 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices not later than August 16, 2019. Additionally, stockholder proposals made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the By-laws between July 17, 2019 and August 16, 2019; provided, however, that in the event that the 2019 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2018 Annual Meeting of Stockholders, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2019 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting of Stockholders is made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

ADDITIONAL INFORMATION

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower the Company’s printing and postage costs, stockholders can elect to receive future 21st Century Fox proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Enrollment for Electronic Delivery” link in the “Investor Relations” section of the Company’s website at www.21cf.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

2018 Proxy Statement	67

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Gerson Zweifach

Senior Executive Vice President and

Group General Counsel

New York, NY

September 28, 2018

YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

68	2018 Proxy Statement

Appendix A

21ST CENTURY FOX ANNUAL MEETING OF STOCKHOLDERS Complimentary parking for the Annual Meeting will be at the Century Park West Parking Structure. NO ATTENDEE ENTRY OR PARKING WILL BE PERMITTED AT FOX STUDIOS. Shuttle transportation to and from the Annual Meeting will be provided from the Century Park West Parking Structure. YOU CAN ONLY ENTER THE ANNUAL MEETING BY TAKING THE SHUTTLE AT THE LOCATION MARKED ON THE MAP. DIRECTIONS TO CENTURY PARK WEST PARKING STRUCTURE From LAX Take San Diego Freeway (Interstate 405) North and exit at Santa Monica Boulevard. Turn right onto Santa Monica Boulevard, proceed 2 miles, and turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point. From East Take Interstate 10 West past downtown Los Angeles. Exit at Overland Avenue and turn right. Proceed 1 mile to Pico and turn right. Proceed 1 mile to Avenue of the Stars and turn left. Follow map to Parking Structure and Shuttle Point. From North Take Highway 101 South to I-405 South. Exit I-405 onto Santa Monica Boulevard and turn left. Turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point. From South Take Interstate 5 North to I-405. Follow I-405 North to Santa Monica Boulevard and turn right. Proceed 2 miles to Avenue of the Stars and turn right. Follow map to Parking Structure and Shuttle Point. CENTURY PARK WEST PARKING STRUCTURE 2030 CENTURY PARK WEST LOS ANGELES, CA 90067

2018 Proxy Statement	A-1

TWENTY-FIRST CENTURY FOX, INC. 1211 AVENUE OF THE AMERICAS
44TH FLOOR
NEW YORK, NY 10036
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
STOCKHOLDER MEETING REGISTRATION
To attend the meeting, go to the “Register to Attend Meeting” link at www.proxyvote.com.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E51562-P13739 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
TWENTY-FIRST CENTURY FOX, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
For Against Abstain
1. Proposal to elect 11 directors
1a. K. Rupert Murdoch AC
1b. Lachlan K. Murdoch
1c. Delphine Arnault
1d. James W. Breyer
1e. Chase Carey
1f. David F. DeVoe
1g. Sir Roderick I. Eddington
1h. James R. Murdoch
1i. Jacques Nasser AC
1j. Robert S. Silberman
1k. Tidjane Thiam
2. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019.
3. Advisory Vote on Executive Compensation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.
4. Stockholder Proposal regarding Elimination of the Company’s Dual Class Capital Structure.
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

If you plan to attend the Annual Meeting on November 14, 2018, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.
Requests for admission tickets will be processed in the order in which they are received and must be requested no later than November 9, 2018. On the day of the Annual Meeting, each stockholder will be required to present a government-issued picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. (Pacific Time) and the Annual Meeting will begin at 10:00 a.m. (Pacific Time). Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E51563-P13739
FORM OF PROXY
IMPORTANT NOTICE TO STOCKHOLDERS of Twenty-First Century Fox, Inc.
The Annual Meeting of Stockholders will be held at the Zanuck Theatre at Fox Studios 10201 West Pico Boulevard Los Angeles, California 90035 on November 14, 2018 10:00 a.m. (Pacific Time) PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TWENTY-FIRST CENTURY FOX, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 14, 2018
The undersigned, a stockholder of Twenty-First Century Fox, Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company’s Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. Lachlan K. Murdoch, James R. Murdoch and John P. Nallen and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 14, 2018 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND “AGAINST” PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. FORM OF PROXY
(Continued and to be signed on reverse side)
If you plan to attend the Annual Meeting on November 14, 2018, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.
Requests for admission tickets will be processed in the order in which they are received and must be requested no later than November 9, 2018. On the day of the Annual Meeting, each stockholder will be required to present a government-issued picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. (Pacific Time) and the Annual Meeting will begin at 10:00 a.m. (Pacific Time). Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E51563-P13739
FORM OF PROXY
IMPORTANT NOTICE TO STOCKHOLDERS of Twenty-First Century Fox, Inc.
The Annual Meeting of Stockholders will be held at the Zanuck Theatre at Fox Studios 10201 West Pico Boulevard Los Angeles, California 90035 on November 14, 2018 10:00 a.m. (Pacific Time) PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TWENTY-FIRST CENTURY FOX, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 14, 2018
The undersigned, a stockholder of Twenty-First Century Fox, Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company’s Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. Lachlan K. Murdoch, James R. Murdoch and John P. Nallen and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 14, 2018 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND “AGAINST” PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. FORM OF PROXY
(Continued and to be signed on reverse side)